         As filed with the Securities and Exchange Commission on , 2003
                                Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C., 20549


                 HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.
                          AMENDMENT No. 3 to FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                 HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.
                 ----------------------------------------------

                 (Name Of Small Business Issuer in its charter)

       Delaware                        6719                      13-4167393
       --------                        ----                      ----------
(State of Jurisdiction)    (Primary Standard Industrial       (I.R.S. Employee
                            Classification Code Number       Identification No.)

                 Hotel Outsource Management International, Inc.
                            80 Wall Street, Suite 815
                            New York, New York 10005
                                 (212) 344-1600

          (Address and telephone number of principal executive offices and principal place of business)
                       -----------------------------------

                            Andrea I. Weinstein, Esq.
                            80 Wall Street, Suite 815
                            New York, New York 10005
                                 (212) 344-1600
            (Name, address and telephone number of agent for service)

            Approximate date of proposed sale to the public: As soon
                 as practicable after the effective date of this
                             Registration Statement.

                        Copies of all communications to:

                              Joel Schonfeld, Esq.
                            Andrea I. Weinstein, Esq.
                          Schonfeld & Weinstein, L.L.P.
                            80 Wall Street, Suite 815
                            New York, New York 10005
                       (212) 344-1600/Fax: (212) 480-0717

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.


                         CALCULATION OF REGISTRATION FEE



------------------------ ----------------------- ----------------------- ----------------------- -----------------------
Title of Each                                        Proposed Maximum
Class of                       Amount Being      Offering Price per Shares   Proposed Maximum           Amount of
Securities                      Registered           Offering Price (1)          Aggregate           Registration Fee
------------------------ ----------------------- ----------------------- ----------------------- -----------------------
  Common Stock Held by
  Selling Shareholders          7,566,032                     $.50                 $3,783,016              $306.05
------------------------ ----------------------- ----------------------- ----------------------- -----------------------
          Total                 7,566,032                     $.50                 $3,783,016              $306.05
------------------------ ----------------------- ----------------------- ----------------------- -----------------------

INFORMATION REQUIRED BY ITEMS OF FORM SB-2
Cross Reference Sheet
Showing The Location In Prospectus Of



 ---------------- ----------------------------------------------------------------- ----------------------------------
     PART I       INFORMATION REQUIRED IN PROSPECTUS                                ITEMS NO.
 ---------------- ----------------------------------------------------------------- ----------------------------------
 1. Front of  Registration  Statement and Outside Front Cover of                    Front of Registration  Statement
    Prospectus                                                                      and outside front cover of
                                                                                    Prospectus
 ---------------- ----------------------------------------------------------------- ----------------------------------
 2. Inside Front and Outside Back cover page of prospectus                          Inside front cover page of
                                                                                    prospectus and outside front
                                                                                    cover page of prospectus
 ---------------- ----------------------------------------------------------------- ----------------------------------
 3. Summary Information and Risk Factors Factors                                    Prospectus Summary; High Risk
 ---------------- ----------------------------------------------------------------- ----------------------------------
 4. Use of Proceeds                                                                 Not Applicable
 ---------------- ----------------------------------------------------------------- ----------------------------------
 5. Determination of Offering Price High Risk Factors                               Prospectus Summary-
                                                                                    Determination of Offering Price;
 ---------------- ----------------------------------------------------------------- ----------------------------------
 6. Dilution                                                                        Not Applicable
 ---------------- ----------------------------------------------------------------- ----------------------------------
 7. Selling Security Holders                                                        Selling Security Holders
 ---------------- ----------------------------------------------------------------- ----------------------------------
 8. Plan of Distribution                                                            Plan of Distribution
 ---------------- ----------------------------------------------------------------- ----------------------------------
 9. Legal Proceedings                                                               Legal Proceedings
 ---------------- ----------------------------------------------------------------- ----------------------------------
 10. Directors, Executive Officers, Promoters and Control Persons                   Management
 ---------------- ----------------------------------------------------------------- ----------------------------------
 11. Security Ownership of Certain Beneficial Owners and Management                 Principal Stockholders
 ---------------- ----------------------------------------------------------------- ----------------------------------
 12. Description of Securities                                                      Description of Securities
 ---------------- ----------------------------------------------------------------- ----------------------------------
 13. Interest of Named Expects and Counsel                                          Legal Opinions; Expects
 ---------------- ----------------------------------------------------------------- ----------------------------------
 14. Disclosure of Commission Position on Indemnification Liabilities               Statement as to Securities Act
 ---------------- ----------------------------------------------------------------- ----------------------------------
 15. Organization Within Last five years                                            Management, Certain Transactions
 ---------------- ----------------------------------------------------------------- ----------------------------------
 16. Description of Business                                                        Business
 ---------------- ----------------------------------------------------------------- ----------------------------------
 17. Management's Discussion and Analysis or Plan of Operation Analysis             Management's Discussion and
 ---------------- ----------------------------------------------------------------- ----------------------------------
 18. Description of Property                                                        Property
 ---------------- ----------------------------------------------------------------- ----------------------------------
 19. Certain Relationships and Related Transactions                                 Certain Relationships and
                                                                                    Related Transactions
 ---------------- ----------------------------------------------------------------- ----------------------------------
 20. Market for Common stock and Related Stockholder matters.                       Prospectus Summary Market for
                                                                                    Registrant's common stock and
                                                                                    Related Stockholders Matters;
                                                                                    Shares Eligible for Future Sales
 ---------------- ----------------------------------------------------------------- ----------------------------------

                 HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.

         Selling shareholders of Hotel Outsource Management International, Inc., are offering for sale 7,566,032 shares of common stock currently outstanding. Prior to this offering, there has been no public market for the securities. The shares will be offered at $.50 per share. However, once a securities market quotes the securities, the selling shareholders may thereafter sell at market prices or at privately negotiated prices. This offering will continue until the shareholders are advised otherwise. HOMI undertakes to keep the prospectus evergreen while the offering is ongoing. HOMI has discretion to terminate the offering at any time and will notify the shareholders of a termination date. There are no minimum purchase requirements. There are no arrangements to place the funds in an escrow trust or other account.

         Hotel Outsource Management International, Inc., will not receive any proceeds from this offering. Once the shares are quoted by a securities exchange, the shares may be sold from time-to-time by the selling shareholders. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE _____ALONG WITH THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                 HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.

                      THE DATE OF THIS PROSPECTUS IS , 2003

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS                                               PAGE

Prospectus Summary

 Selected Financial

Data Risks Factors

Use of Proceeds

Capitalization

Dilution
Management's Discussion and
Analysis of Financial Condition

Business
Management

Principal Shareholders Description of Securities

Shares Eligible for Future Sale

Selling Security Holders

Legal Matters

Experts

Index to Financial Statements

                               PROSPECTUS SUMMARY

Hotel Outsource Management International, Inc.

         Hotel Outsource Management International, Inc. was incorporated on November 9, 2000 under the name Benjamin Acquisitions, Inc. pursuant to the laws of Delaware. Hotel Outsource Management International, Inc. may be referred to as HOMI. On December 28, 2001, HOMI acquired Bartech Mediterranean Ltd., an Israeli corporation which sells, markets and operates computerized mini-bars placed in certain up-scale hotels. Bartech Mediterranean is now a wholly owned subsidiary of HOMI. Bartech Mediterranean may be referred to as BTM.

         HOMI is a holding company for several subsidiaries which distribute, market, and operate computerized mini-bars in hotels located in Israel, Jordan and South Africa. In addition, commencing in July 2002, HOMI, through a U.S. subsidiary, Hotel Outsource Services, Inc. (HOS), began operating computerized mini-bars in hotels located in the United States. Unless stated otherwise HOMI shall refer to the parent company and all of its subsidiaries.

         HOMI, through its wholly owed subsidiary, BTM, is the exclusive distributor of automatic computerized mini-bars manufactured by Bartech Systems International, Inc., a Delaware corporation, in Israel, Jordan, Turkey and South Africa. In April 2003, HOMI entered into an agreement with Bartech E.M.E.A. SARL, a wholly owned subsidiary of Bartech Systems, Inc. in which it is agreed that Bartech E.M.E.A. SARL can only offer its outsource operations in Europe and all the territories in which Bartech E.M.E.A. SARL is active and or sells mini-bars either directly or indirectly, through HOMI or its subsidiaries, and HOMI must use Bartech mini-bars in its outsource operations anywhere Bartech E.M.E.A. SARL is active or sells Bartech mini-bars, either directly or indirectly. HOMI intends to form a subsidiary for any future European operations. Bartech Systems International, Inc. and its wholly owned subsidiary may be referred to collectively as BSI. The mini-bars purchased by HOMI from BSI shall be referred to as Bartech mini-bars. HOS has the exclusive right to outsource Bartech mini-bars in the United States. HOS has no outsource rights in other countries other than the United States. Bartech mini-bars contain proprietary software, sensors and an interface to a hotel's property management system. Bartech mini-bars interface with hotel computers to track items removed from the mini-bars, which can decrease losses from hotel mini-bars. HOMI believes that Bartech mini-bars also enhance efficiency and reduce labor costs. As of December 31, 2002, HOMI owns and operates approximately 2,800 Bartech mini-bars in eight hotels.

         The principal offices of HOMI are located at 80 Wall Street, Suite 815, New York, New York 10005.

Our Strategy

         HOMI's objective is to grow its customer base in the United States, Israel and South Africa, where we currently operate, and to expand our outsource operations eventually to other countries as well. Our main focus is on upscale hotels located in major cities and near airports. In the event we endeavor to enter into agreements in new countries or territories, we will have to negotiate agreements with those hotels. There is no guarantee that we will be able to enter into any new exclusive agreements with additional hotels.

The Offering

         Certain selling shareholders of HOMI are offering 7,566,032 shares of common stock at $.50 per share. However, once these securities are listed with a securities market such as the OTC Bulletin Board, the selling shareholders may sell their securities at market prices or through privately negotiated transactions. HOMI has not yet determined a termination date for this offering. HOMI, which may terminate the offering at any time, will notify the shareholders of a termination date, and will keep the prospectus current while the offering is on-going.

Risk Factors

         The securities offered hereby are highly speculative and involve a high degree of risk. Carefully review and consider the factors set forth under "Risk Factors" as well as all other information contained herein.

                          SUMMARY FINANCIAL INFORMATION

         The following is a summary of the Company's financial information and is based on consolidated unaudited financial statements appearing herein.

                                                   3 Months
                                              Ended March 31, 2003
                                            U.S. Dollars in Thousands
                                            -------------------------

Statement of Income Data:
Net Sales                                            201
Net Loss                                             (142)
Net Loss Per Share                                   (0.006)
Shares Outstanding at 3/31/2003                      22,000,000

                                                  Pro Forma
                                                    As of
                                                 March 31, 2003
                                                 --------------

Balance Sheet Data
Working Capital                                      (639)
Total Assets                                         2,197
Long Term Debt                                       846
Total Liabilities                                    2,182
 Shareholders' Equity                                15

                                  RISK FACTORS

1. We have limited operating history; we may have future losses which could result in a stock value of less than $.50.

         HOMI was incorporated on November 9, 2000. Exclusive of its operating subsidiaries, HOMI has generated no revenues since its incorporation, having devoted its efforts to various organizational activities, including a private placement offering and the acquisition of Bartech Mediterranean Ltd.

         For the year ended December 31, 2002 HOMI had a net loss of $479,000, and may continue to incur net losses in the foreseeable future. The extent of these losses will depend in part on our ability to enter into and implement contracts and successfully market our products and services. We expect to continue to incur expenses for the foreseeable future as we expand our operations.

2. We are dependent on a small number of customers for a large percentage of our business; the loss of one or more of these customers could cause a large decrease in our sales revenues.

         In 2002, four customers provided 77.5% of our sales revenues, with a single customer providing 27.6% of our sales revenues, and in 2001, four customers provided 85% of our sales revenues, with a single customer accounting for 46%. The loss of any of these customers would cause a large decrease in our sales revenues and negatively affect our ability to operate.

3. We depend on key personnel, the loss of whom could adversely affect our ability to perform, market our company and obtain contracts with major hotels which could result in the failure to grow our company and increase our revenues.

         Our success will be substantially dependent on the performance of our executive officers, Jacob Ronnel and Ariel Almog. The loss of the services of either of these executive officers could have a material adverse effect on our business, results of operations and financial condition. In addition to being executive officers of HOMI, Mr. Ronnel and Mr. Almog are executive officers of BTM, Batim Bartech and Hotel Outsource Services, Inc., which is owned 70% by a HOMI subsidiary and 30% by BSI. Competition for senior management, marketing personnel and other employees is intense, and there can be no assurance that we will be successful in attracting and retaining such personnel. Failure to successfully manage our personnel requirements could cause a decrease in sales and revenues. While we intend to purchase key person life insurance for our executive officers, currently we do not have any such insurance. HOMI has not entered into employment agreements with either Jacob Ronnel or Ariel Almog; however, HOS has entered into employment agreements with both Mr. Ronnel and Mr. Almog.

4. The economy of the hospitality industry is uncertain; a downturn could decrease our opportunities for contracting with new hotels.

         HOMI's revenues are dependent in large part on the continued growth and profitability of the lodging industry, which, in turn, is dependent on levels of travel, tourism and business entertaining. There can be no assurance that profitability and growth will be achieved. The September 11, 2001 terrorist attacks and the crisis in the Middle East have had an adverse effect on the hospitality industry in the United States and the Middle East, and could continue to impact the business through the foreseeable future. This weakness could affect hoteliers' decision to install Bartech mini-bars, which could materially adversely affect HOMI's business, operating results and financial condition.

5. The crisis in the Middle East has decreased tourism in countries in which we operate, resulting in decreased levels of hotel occupancy and decreased sales revenues for HOMI.

         As a result of the current crisis in the Middle East, including the targeting of hotels for terrorist attacks, tourism has decreased in the region. This has resulted in lower levels of hotel occupancy, which then results in a decrease in our sales revenues.

6. We have no patent or copyright protection, allowing other companies to create potentially competing projects.

         HOMI purchases all of the computerized mini-bars it markets from BSI. BSI holds no registered patents or copyrights and has not filed any such applications with respect to its technology. As a result, there can be no assurance its products will not be duplicated or that BSI will be able to protect its proprietary knowledge. Further, there can be no assurance that any patents or copyrights will be applied for or issued, or, if issued, would provide BSI with meaningful protection from competition. As a result, there is a risk that other companies may create similar products which could compete directly with the products HOMI markets. Such competition could result in a decrease in HOMI's revenues. Further, there can be no assurance that the BSI products marketed and operated by HOMI will not be found to infringe on any patent or copyright held by other third parties. In the event that any such products are found to so infringe, BSI could be required to seek a license with respect to such patented or copyrighted technology or incur substantial costs to redesign the infringing products, which could cause BSI to raise its fees and cut into HOMI's profit margin.

7. We depend on a single supplier of computerized mini-bars; BSI's failure to provide us with the requested number of mini-bars could cause us to be unable to fulfill our existing contracts or enter into new contracts.

         We are dependent on BSI for all of the mini-bars we sell and operate. BSI's insolvency or bankruptcy, would force us to seek a partnership with other manufacturers of computerized mini-bars. There is no guarantee we would be able to form such relationships or that they would be on the same terms as our current agreement with BSI. This could result in our failure to fulfill then-existing contracts or enter into new contracts, which could lead to a decrease in revenues.

8. In our outsource operations, we depend on the hotels' timely payment of our share of the mini-bar revenues, the failure of which could harm our credit, cash flow and corporate growth.

         An integral part of our outsource operation program is the collection of revenues from our mini-bars by the host hotel, and then the allocation of such revenues between HOMI and the hotel. As a result, we depend on each hotel's timely and accurate collection of revenues. To the extent we depend upon our revenues to pay our expenses and/or fund our growth, hotels' failure to timely and/or accurately remit payment could adversely affect our credit, cash flow and expansion opportunities.

9. Our interest in our United States operating subsidiary may be purchased by its other shareholder, which could eliminate our revenues in the United States.

         Hotel Outsource Services, Inc. is owned 70% by Hila International Corp., a wholly owned subsidiary of BTM, and 30% by BSI. HOS has the exclusive right to outsource Bartech mini-bars in the United States. BSI has the option to purchase all, but not less than all of the HOS shares held by Hila, and all other HOS shareholders, if any. This option may be exercised immediately upon HOS's installment of at least 5,000 mini-bars in United States hotels in connection with outsourcing agreements, and for 60 months following such date. If BSI elects to exercise the option to purchase all of Hila's shares in HOS, the value of HOS would be deemed to be the greater of (a) $2,250 multiplied by the number of mini-bars operated by HOS (minimum of $11,250,000) or (b) HOS's net income after tax income for the 12 full months prior to the month the option is exercised, multiplied by 15, and BSI would have to pay Hila its pro-rata share of this amount. The exercise of such option would result in BSI's ownership of 100% of HOS. BSI's exercise of this option would divest HOMI of its interest in HOS, and could eliminate HOMI's revenues from hotel outsource agreements in the United States.

10. No market may develop for our securities after the offering, and investors would then be unable to sell their securities.

         Prior to this offering, there has been no public market for our common stock or other securities. The initial price of the public offering of our common stock has been arbitrarily determined by HOMI and is not necessarily related to our assets, book value, results of operations, or any other established criteria of value. There can be no assurance that an active trading market for our common stock will develop, or be sustained if developed following the closing of the offering.

11. We may need, and may be unable to obtain, additional financing which could force us to slow down or suspend our operations.

         HOMI needs to continue to market its products and services in order to expand its operations. We believe that we have sufficient capital to meet our needs for working capital and capital expenditures for at least the next 12 months. After 12 months we may need to raise additional funds through a private or public offering of securities for marketing. Further, we will need to finance the purchase of additional mini-bars as we grow and enter into new outsourcing operation agreements. There can be no assurance that additional capital will be available on acceptable terms. HOMI may not be able to fund its future operations, adequately promote its procedures, develop or enhance services or respond to competitive pressures. Any such inability could adversely affect our ability to enter into new contracts which would prevent us from growing the company.

12. Failure of BSI to renew our distribution agreements could result in our having to seek partnerships with other manufactures of computerized mini-bars.

         Currently, BSI is our sole supplier of computerized mini-bars. However, several of the agreements between BSI and our subsidiaries each have one year terms and only have automatic renewals for up to three years. After that, these agreements must be affirmatively renewed. Further, some agreements have distribution or revenue milestones which, if not achieved, permit

BSI to terminate its agreement with BTM. To the extent we desire the exclusive right to sell (not outsource) Bartech mini-bars in these territories, failure of BSI to renew or to terminate any of there agreements could force us to find other manufacturers from which to purchase the computerized mini-bars. There is no guarantee that we will be able to contract with other manufactures, or with BSI after the automatic renewals have expired, or that such contracts will be as advantageous to HOMI as existing BSI agreements.

13. Management of HOMI controls the company and shareholders will be unable to elect directors which are not chose by management.

         Present management and directors of HOMI own approximately 29.72% of our issued and outstanding common stock. As a result of their stock ownership, the current officers and directors control management and operation of HOMI.

14. We have no previous experience of operating or promoting a business in the United States.

         Since 1999, HOMI has operated, sold and serviced Bartech mini-bars in Israel and South Africa; HOS is our first venture in the United States. Every market and country behaves somewhat differently, with different rules and regulations. In some of the hotels in the United States we will be facing the local unions and will need to adapt and adjust our program accordingly.

15. We may not be able to extend the outsource operation program to new regions which could result in a slower than anticipated growth for our company.

         HOMI, through its subsidiaries, is operating computerized mini-bars in hotels in Israel, South Africa and the United States. In April 2003, we entered into an agreement with Bartech E.M.E.A. SARL pursuant to which HOMI has the exclusive right to outsource operations using Bartech mini-bars in those territories where Bartech E.M.E.A. SARL operates, sells or distributes Bartech mini-bars, either directly or indirectly. We intend to gradually extend our outsource operations to other countries in order to increase the size of our potential market, to diminish any adverse effects on our operations and revenues should BSI's exercise its option to purchase HOS's shares, and to spread the risks among different markets areas. However, there is no guarantee we will be able to expand our operations.

16. We may be unable to secure long-term financing, which we need to purchase Bartech mini-bars.

         For each new outsource operation agreement, we will probably need to obtain long-term financing to purchase Bartech mini-bars. HOS is a new company with no credit history. Our ability to obtain new financing depends very much on the development of our credit history and on our financial performance in hotels we operate. Our inability to obtain the necessary financing may limit the number of outsource operation agreements we are able to enter into.

17. In the event we expand our operations in the United States beyond our outsource operation plan, we will be competing with BSI, our primary source of Bartech mini-bars; although a company may choose to use Bartech mini-bars, it could possibly contract directly with BSI and deprive us of a valuable source of revenue.

         While HOMI (through HOS) has the exclusive right to offer Bartech mini-bars in an outsource operation in the United States, BSI offers hotels other options to purchase or lease Bartech mini-bars: (A) Direct sale, from BSI to a hotel; (B) revenue shares, where BSI (or a third party) finances the equipment, while the hotel operates the system; and (C) leasing directly from BSI. Currently, HOMI, through HOS, only engages in outsource operations in the United States. We do not engage in direct sales, revenue share plans or leasing arrangements of Bartech mini-bars and have no intention of commencing such other operations. However, in the event we did, we would be competing directly with BSI. Further, unlike the outsource operations where BSI is obligated to refer hotels interested in such a program to HOMI, BSI has no such obligation for hotels interested in other options. BSI is better known than HOS, a new corporation. Competing with BSI could deprive HOMI of a valuable source of revenue.



                                 CAPITALIZATION

         The following table sets forth the capitalization at March 31, 2003. This table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

                                                    March 31, 2003
                                                  -------------------
                                                    (In thousands)

Long-term debt                                            846

 Stockholders' equity:                                     22
Common stock, $.001 par value;
 authorized 30,000,000 shares,
 issued and outstanding
 22,000,000 shares; Preferred stock, $.001 par value Authorized 5,000,000 shares Issued and outstanding 0 shares 0

 Additional paid-in capital                               867
Accumulated other Comprehensive Income                     27
Accumulated deficit                                      (901)
                                                         ----
Total stockholders' equity                                 15
                                                         ----

Total capitalization                                      861
                                                       ======

           MANAGEMENTS' DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

         The following discussion and analysis provides information that we believe is relevant to an assessment and understanding of our results of operations and financial conditions for the years ended December 31, 2001 and 2002, and the quarters ended March 31, 2002 and 2003. The following discussion should be read in conjunction with the financial statements and related notes appearing elsewhere in this prospectus.


Overview

         HOMI,  a  Delaware  corporation,  is  a  holding  company  for  several
operating  subsidiaries  which  distribute,   market  and  operate  computerized
mini-bars  in Israel,  Jordan,  Turkey,  South  Africa  and the  United  States,
focusing on upscale hotels. HOMI was originally incorporated as Benjamin Acquisitions, Inc. (BAI). On December 28, 2001, BAI acquired Bartech
Mediterranean Ltd., an Israeli company. According to the Agreement of Acquisition, BAI issued 12,000,000 shares to BTM shareholders in exchange for all of the outstanding shares of BTM, with the result that BTM became a wholly owned subsidiary of BAI. The name of the company was changed soon after the BTM acquisition.

         Since inception, HOMI has devoted all of its resources to raising its initial capitalization, engaging in a private placement offering and negotiating the acquisition of BTM. From inception until the acquisition of BTM, HOMI raised $3,500 in its initial capitalization and $650,000 in a private placement offering of which $220,000 was received on February 2002. In June 2003, HOMI raised $500,000 in a private offering to one individual for 1,000,000 shares of HOMI.

         BTM was incorporated in 1997 under the laws of Israel. Since its inception, BTM has been selling, installing and operating computerized mini-bars in hotels. BTM both sells computerized mini-bars to hotels, and enters into outsourcing agreements with hotels pursuant to which BTM receives a percentage of revenues. In 2001, BTM issued 491,032 shares in consideration of $209,000 of which $193,000 was received in 2000. In October 2001, BTM issued 200,000 shares of common stock as consideration for the acquisition of an additional 10% in a South African affiliate. The fair value of the shares acquired was $50,000. In November 2001, BTM issued 11,245,528 common shares to founders at par value per share. This issuance is reflected in a manner similar to a stock split. All of these shares, combined with the 63,440 shares originally issued to the founders of BTM, comprise the 12,000,000 shares of BTM that were issued and outstanding at the time of its acquisition by BAI.

         HOMI, through BTM and its subsidiaries, is the exclusive distributor of Bartech mini-bars in Israel, Jordan, Turkey and South Africa. In 1998, HOMI assigned its exclusive distribution rights for Turkey and the Turkish Republic of Northern Cyprus, collectively referred to as Turkey, to Protel Bilgisayar Limited Sirket, a Turkish corporation, and receives a percentage of sales revenue in this territory. HOMI, through a subsidiary, HOS, which is owned 70% by a HOMI subsidiary and 30% by BSI, has the exclusive rights to purchase and operate Bartech mini-bars through outsource operating agreements in the United States. In April 2003, we entered into an agreement with Bartech E.M.E.A. SARL pursuant to which HOMI shall be the exclusive outsource operation source for

Bartech mini-bars in all territories in which Bartech E.M.E.A. SARL operates or sells or distributes, directly or indirectly, Bartech mini-bars, and HOMI shall use only Bartech mini-bars in its outsource operations in such territories.

Our revenues are derived from two sources:

(1)  purchase and operation of Bartech mini-bars through our outsource program.

(2) distribution and sale of Bartech mini-bars either directly or from royalties from the assignment of the rights in Turkey.

         Royalties received from the distribution and sale of Bartech mini-bars in Turkey accounted for approximately 2% of our revenues in 2001. There are no costs incurred in such distribution.

         In 2002 and for the period January 1, 2003 through March 31, 2003 we achieved all of our revenues from our outsource programs. These revenues come from the sale of products in the mini-bars. According to our agreements with hotels in which we conduct our outsource programs, the hotels, which collect the revenues generated from our mini-bars, deduct their portion of the revenues before distributing the remainder to us.

         For the year ended December 31, 2002, we received 51.0% of our revenues from operations in Israel, 28.8% from operations in South Africa and 20.2% from operations in the United States.

         The company records revenue on a net income method, i.e., after the hotel's portion of the income is paid.

Expenses incurred in our Outsource operations are as follows:

(1) the purchase from BSI of the Bartech system to be installed in hotels. This capital expense is charged to property and equipment and depreciated over the period of the contracts with the hotels (8-10 years);

(2) the purchase of the products to be placed in the mini-bars. We purchase these products from various vendors. Sometimes the hotel will purchase the alcoholic beverages to be placed in the mini-bars and we reimburse the hotel for such purchases;

(3)  labor costs of the mini-bar attendants;

(4)  management, administration and marketing;

(5) Finance expenses. We often finance the purchase of our mini-bars using credit from banks and financial institutions.

         Currently, neither HOMI's officers or directors are receiving compensation. HOMI intends to offer its Chief Executive Officer a salary by early 2004. The salary has not yet been determined. HOMI intends to hire a Chief Financial Officer by late 2003. We have not yet determined a salary for this position.

         As of April 1 , 2003, three of HOMI's subsidiaries, HOS, BTM and Batim Bartech, pay officers gross salaries, including expenses; collectively $254,000 per year. These salaries may be divided as follows: HOS, $190,000 per annum; BTM, $40,000 per annum; and Batim Bartech $24,000 per annum.

         The  formula  of   computation   to  determine  the  bonuses  based  on
performance has yet to be determined by the board of directors.

         In March 2003, HOS signed an outsource operation agreement with the Stanhope Park Hyatt New York to install and operate mini-bars in all 177 rooms in that hotel. We expect to commence operations in September 2003.

         In March 2003, Batim Bartech signed an outsource operation agreement with Arabella Sheraton Hotel in Cape Town, South Africa to install and operate mini-bars in all 483 guest rooms of that hotel. We expect to commence operations by September 2003.

         In April 2003, BTM commenced operations in 83 rooms of the Daniel Hotel in Israel.

     In April 2003, Bartech Mediterranean Eilat (1999) Ltd. signed an early termination with Hilton Eilat to terminate the agreement between these two parties which was signed in October 1999. Pursuant to this agreement, Bartech Mediterranean Eilat (1999) Ltd. received back all 268 Bartech mini-bars it installed in this hotel and replace them with manual mini-bars. The returned mini-bars were then sold to Hilton Tel Aviv for the total sum of $161,000. No material gain or loss was recorded. The company has retained related equipment with the approximate value of $24,000.



Three  Months  Ended  March 31,  2003  and  2002

         We believe that we have sufficient cash and revenues to fund our existing operations for the next 12 months. However, we will need to raise additional capital to expand our operations. We anticipate raising between $1,000,000 and $2,000,000 within the next 24 months.

HOMI  (Consolidated)

Results  of  Operations

         For the three months ended March 31, 2002 and 2003, HOMI had sales revenues of $123,000 and $201,000, respectively, an increase of $78,000. However, the decrease of sales in Israel was offset by an increase in sales in HOMI's start of operations in the United States.

         Net  loss   increased  from  $64,000  to  $142,000  in  the  respective three-month periods.

         Cost of sales for the three months ended March 31, 2002 and 2003 were $79,000 and $150,000 respectively, an increase of $71,000, as a result of an increase of sales.

         Gross profit increased from $44,000 to $51,000 for the three months ended March 31, 2002 and 2003, respectively. Gross profit margins decreased to 25% due to fixed expenses such as depreciation, while revenues in Israel continued to decrease.

         General and administrative expenses increased from $116,000 to $132,000 for the first three months of 2002 and 2003, respectively, due to an increase in the cost of professional services, officers' salaries and other expenses incurred in expanding to new markets, particularly, the United States.

         Operating (loss) increased from ($76,000) for the three months ended March 31, 2002 to ($81,000) for the similar period in 2003.

         For the three months ended March 31, 2002 and 2003, we had no royalty revenues.

         For the three months ended March 31, 2002 and 2003 we had ($8,000) and $29,000 in financial expenses, an increase of $37,000, primarily as a result of new loan in the United States, and non recurrence of exchange differences from the South African Rand, which is the functional currency in our South African operations, as well as exchange differences caused by the strengthening of the Euro.

         For the three months ended March 31, 2003, we had other expenses of $25,000 in Connection with the registration of securities.

Liquidity  and  Capital  Resources

         At March 31, 2003, HOMI had long term liabilities of $846,000 for long term loans from banks and others and $340,000 current maturities. HOMI had short-term bank credit of $74,000 at March 31, 2003, and cash and cash equivalents of $118,000.

The cash and cash equivalents come from three sources:

(1)  $650,000 from HOMI's private placement offering;

(2) $193,000 from BSI's investment in HOS. We used this money to purchase Bartech mini-bars and as working capital for HOS.

(3)  Approximately $380,000 from shareholders' loans.

         Pursuant to an agreement, Bank Leumi U.S.A (N.Y) has agreed to finance HOMI's purchase of mini-bars to enable HOMI to fulfill its February 13, 2002 agreement with Hyatt Regency-San Francisco. According to the Bank Leumi agreement, HOMI will fund 30% of the estimated $800,000 purchase price, plus sales tax with Bank Leumi financing the remaining $550,000 at 10% per annum. The loan was received in September 2002. The loan is for a period of sixty months, with monthly payments of principle and interest. Mr. Avraham Bahry, a shareholder of HOMI, participated in the loan in that he deposited $550,000 with Bank Leumi and that such funds represent the source of the loan. HOS pays Bank Leumi, and Mr. Bahry receives from the bank a portion of the interest. Until December 31, 2003, Bank Leumi has the right to purchase Mr. Bahry's participation. In the event of HOS's default on the loan, Mr. Bahry may require Bank Leumi to assign him all of its rights in the loan, including all security and collateral. The security and collateral includes all accounts and contract rights arising from the Hyatt Regency-San Francisco agreement, and the corporate guarantees of BSI (30% of the loan) and BTM (70% of the loan).

         While we believe that HOMI has sufficient capital to meet its needs for working capital and capital expenditures for the next 12 months, we expect that within the next 12 to 24 months, we will need to raise $1,000,000 to $2,000,000, to expand our operations and to market our products and services, either in a private or public offering of securities. Further, we may need to finance the purchase of additional mini-bars as we enter new outsource operation agreements. We believe that each of our operating subsidiaries has sufficient cash and cash flow to run its operations for the next 12 months. These subsidiaries may need to raise additional capital, either debt or equity, if they enter into new agreements with hotels. In such an event, the required additional capital would be based on the number of mini-bars in such hotels. In the event we are unable to raise additional funds, if needed, we will not enter into any new outsource operation agreements.

         Between   November  2002  and  February  2003,  Mr.  Benzion  Perko,  a
controlling shareholder of HOMI loaned BTM $258,000, through Paroz Ltd., a corporation controlled by Mr. Perko. $158,000 of the proceeds of this loan was used to decrease debt of BTM, and $100,000 was transferred to HOS (through
Hila)to purchase additional shares of HOS as per the stockholders' agreement between Hila, BSI and HOS. BSI, too, increased its equity interest in HOS by investing approximately $43,000 in HOS during this same period. As a result, the ownership percentages of BSI and Hila in HOS remained the same: 70% for Hila, 30% for BSI.

         In April and May 2003, Mr. Perko, through Paroz Ltd., a corporation controlled by him, loaned BTM an additional $193,000. $93,000 of the proceeds of the loan was used to decrease debt of BTM. $100,000 was transferred in May 2003 to HOS (through Hila) to purchase additional shares of HOS as per the agreement between Hila and BSI. BSI too increased its equity interest in HOS by investing approximately $43,000 in HOS during this same period. As a result, the ownership percentages of BSI and Hila in HOS remained the same: 70% for Hila, 30% for BSI.

         The terms of the loans to BTM by this controlling shareholder have yet to be determined.

            In June 2003, HOMI issued 1,000,000 shares of common stock to Mr. Rodia Mihali in a private offering. These shares were offered at $.50 per share. Mr. Mihali is registering 250,000 of those shares in this offering. HOMI has agreed to nominate Mr. Mihali as a director is its first meeting after HOMI'S common stock is listed on the OTCBB. Further, HOMI has agreed that as a director, Mr. Mihali will receive options to purchase 1,000,000 shares of HOMI common stock at $.50 per share. These options shall be allocated to him at a rate of 40,000 per month for 25 months. Mr. Mihali will have discretion as to when to exercise such options, but they shall expire 30 days from the last allocation of 40,000 options.

Years  Ended  December  31,  2002  and  2001

HOMI  (Consolidated)

Results  of  Operations

         The net loss for years ended December 31, 2002 and 2001 was $ 479,000 and $94,000 respectively. These losses are primarily the result of an increase in the cost of professional services, officers salaries and other expenses incurred in expanding to new markets, particularly, the United States.

         For the years ended December 31, 2002 and 2001, HOMI had $683,000 and $607,000 in sales revenues, respectively, an increase of $76,000. The decrease of sales in Israel was offset by an increase in sales in HOMI's South African operations, and the start of operations in the United States.

     Cost of Sales was $473,000 in 2002 and $476,000 in 2001.

     Gross profit increased from $131,000 in 2001, to $210,000 in 2002.

         General and administrative expenses were $487,000 in 2002 and $171,000 in 2001. This increase is a result of an increase in the cost of professional services, officer's salaries and other expenses due to expanding to new markets, including setting up our operations in the United States, and costs incurred as a result of the growth of the company, and financing activities.

         Sales and marketing expenses decreased from $40,000 in 2001 to $34,000 in 2002.

         Operating loss increased from $80,000 for the year ended December 31, 2001, to $311,000 for the year ended December 31, 2002. This was due to the increase in general and administrative costs.

         Financing expenses decreased from $57,000 in 2001 to $49,000 in 2002, as a result of the devaluation of the United State dollar against the South African Rand, despite the fact that we had new loans, one of which was linked to the Euro.

         For the year ended December 31, 2001, we had a royalty revenues of $11,000. For the year ended December 31, 2002 we had no royalty revenues.

         In 2002, five customers represented 85.2% of total sales. In 2001, four customers represented 85% of total sales.

         HOMI's assets increased from $1,466,000 in 2001 to $2,192,000 in 2002 as a result of increase in property and equipment.


Liquidity  and  Capital  Resources

         In 2002 and 2001, HOMI funded its operations through sales revenues, bank loans and loans of one of its shareholders. At December 31 2002, HOMI had authorized credit lines of $128,000, denominated in NIS. Interest is prime plus 3%. At December 31, 2002, $108,000 was outstanding on this line of credit.

         In 2002, HOMI had long-term debt consisting of $541,000 of bank loans which bear interest at a rate of 10% per annum, $254,000 of bank loans in U.S.$ which bear interest at a rate of LIBOR plus 2.25%, and $130,000 of a long-term loan from a financial institution linked to the Euro, bearing interest at 9.7% per annum. Of our long-term loans, $795,000 was in U.S. dollars, and $130,000 was in Euros. These loans are secured by liens on the assets of HOMI. In addition, in 2000, Daniel Golan, a minority shareholder and officer and director of Batim Bartech lent the company $111,000 at a rate of LIBOR plus 2%. Three shareholders have supplied personal guarantees on $442,000 of our debt.

         The overall long-term debt of HOMI in 2002 was $1,036,000, of which $265,000 was current maturities.

         We believe that we have sufficient cash flows from operations combined with the proceeds from the shareholders loans, as well as possible increases in our bank lines of credit and loans to enable us to repay our loans on a timely basis.

         In 2001 and 2002, BTM received three loans from HOMI amounting to $600,000. According to the loans terms, they bear interest at a rate of LIBOR plus 1.75% per annum. The loans, including any and all interest earned thereon will be deemed as a capital contribution, by the holder, in BTM, in the event HOMI engages in a public offering of its securities no later than September 1, 2003. The offering of certain selling stockholders' securities contained in this prospectus satisfies this requirement. The notes also state that in the event
HOMI does not have an initial public offering of its securities declared effective by the United States Securities and Exchange Commission by September 1, 2003, BTM undertakes to repay this note in 36 equal, consecutive, monthly installments, beginning on October 1, 2003.

         In 2001, we had $2,000 net (loss) as a result of changes in the exchange rate. HOMI's functional currency is the United States dollar, but through its operations in South Africa and Israel, a portion of it assets and liabilities is limited to local currencies, causing a gain or loss form exchange differences. These differences will continue as long as the company continues to operate in South Africa and Israel. In 2001, the exchange rate caused a $12,000 decrease in our contract rights. In 2002, the change in value of the South Africa rand caused the contract rights to increase.

          In 2002, we had a $27,000 net profit as a result of changes in the Exchange rate. HOMI's functional currency is the United States dollar, but through its operations in South Africa and Israeli, a portion of its assets and liabilities is linked to local currencies and to the Euro, causing a gain or loss from exchange differences. These differences will continue as long as the company continues to operate in South Africa and Israel.

         At December 31, 2002, HOMI owed BSI $62,000 for equipment installed in the United States in July 2002. This amount was fully repaid in 2003. At December 31, 2002, HOMI has $83,000 payable as per a revenue sharing agreement and provisions for other accrued expenses. This was partially repaid in 2003.

         For the year ended December 31, 2002, we had an accumulated deficit of $759,000. HOMI has losses in 2001 and 2002 primarily as a result of expenses incurred with our work to establish new markets in South Africa and the United States, as well as legal and professional services associated with HOMI's registration statement, officers' salaries and a decrease in occupancy rates in hotels in which we conduct our outsource operation programs.

International Tax Implications

         HOMI's subsidiaries in Israel are subject to a 36% corporate tax rate. The South African subsidiary is subject to a 30% corporate tax rate.

         Pursuant to the Income Tax (Inflationary Adjustments) Law - 1985, results for tax purposes in Israel are measured in real terms, in accordance with changes in the Israeli Consumer Price Index.

         At of December 31, 2002 the subsidiaries in Israel had approximately $668,000 net operating loss carryforwards. As of December 31, 2002 the U.S. subsidiary had approximately $302,000 net operating loss carryforwards. The loss carry forwards in Israel and the United States have no expiration date.

         As of December 31, 2002, HOMI and it subsidiaries have provided valuation allowances of $308,000 in respect of deferred tax assets, resulting from tax loss and temporary differences.


                                    BUSINESS

General

         HOMI was incorporated under the laws of the State of Delaware on November 9, 2000 under the name Benjamin Acquisitions, Inc. On December 28, 2001 the company acquired Bartech Mediterranean Ltd., an Israeli corporation. On January 8, 2002, the company amended its certificate of incorporation to change its name to Hotel Outsource Management International, Inc. HOMI had no operations prior to the acquisition of BTM. BTM was incorporated in Israel in 1997. From inception to January 1999 BTM's sole business was serving as distributor of Bartech's mini-bars.

         In June 1998, BTM assigned its exclusive distribution rights for Turkey and the Turkish Republic of Cyprus to Protel Bilgisayar Limited Sirket.
According to the agreement entered into between the two parties, BTM was to receive 5% of all sales revenues generated in this territory between June 1, 1998 and May 31, 1999; 5.5% of sales revenues generated between June 1, 1999 and May 31, 2000 and 6% of sales revenues generated after June 1, 2000. These commissions are to be paid within 15 days of the completion of a Bartech mini-bar installation. A 30 day delay in payment gives BTM the right to terminate the assignment agreement.

         In 1999, BTM (through Remstone) and Daniel Golan (through Ice Maiden International Ltd.) formed Batim Bartech with each party owning 50% of that company. Batim Bartech was formed when BTM decided to operate in South Africa and needed someone local to manage the day-to-day operations. Mr. Golan is a resident of South Africa, and an investor (through Ice Maiden) in Batim Bartech. As Batim Bartech's outsource operations in South Africa increased, BTM negotiated with Mr. Golan to increase BTM's percentage of Batim Bartech. The result of the negotiations was an exchange of shares: 10% of Batim Bartech for 1.667% of BTM. The transaction was a purchase of Batim Bartech shares and not of specific assets of Batim Bartech. BTM now owns 60% of Batim Bartech, while Ice Maiden owns 40%. Following HOMI's acquisition of BTM, Ice Maiden became a shareholder Of HOMI.

         In January 1999, BTM began its first outsource operation at the David Intercontinental Hotel in Tel Aviv. In October 1999, BTM, through its subsidiary, Bartech Mediterranean (Operation 99) Ltd., expanded its outsource operations to the Sheraton City Tower in Tel Aviv, and in 2000, BTM added three additional hotels in Israel to its outsource operations.

         Since 2000, BTM had sought a way to penetrate the U.S. market for computerized mini-bars. Management of BTM believed that such penetration would best be facilitated by merging with or being acquired by a United States corporation. BAI had shown an interest in acquiring BTM and negotiations began. BAI raised $650,000 in a private placement offering once BTM was identified as an acquisition candidate. Most of this money was later loaned to BTM. The acquisition was consummated in December 2001. Prior to the acquisition the control persons of BAI were Joseph Stabholz and Avraham Bahry, and the control persons of BTM were Jacob Ronnel, Ariel Almog and Benzion Perko. The price of the acquisition was set through arms length negotiations; no third party opinions were received. Prior to the acquisition, BAI had 10,000,000 shares of common stock outstanding, including the 6,500,000 shares issued in the $650,000 private placement offering. In the acquisition, BTM shareholders received a total of 12,000,000 shares of common stock in exchange for their shares of BTM. Pre-existing shareholders maintained their shareholdings in BAI. Pre-existing BAI shareholders received no consideration in this acquisition. Prior to the acquisition of BTM, BAI shareholders held shares in a company without operations. As a result of the acquisition, pre-existing BAI shareholders now hold shares of an operating company.

         In 2001, BTM, through its wholly owned subsidiary, Hila International Corp., and BSI formed Hotel Outsource Services, Inc., a Delaware corporation owned 70% by Hila and 30% by BSI. HOS is the exclusive outsource operator of Bartech mini-bars in the United States.

         HOMI, through its subsidiaries, has contracts to distribute, market, operate and service mini-bars in hotels located in Israel, Jordan, Turkey and South Africa. Since July 2002, through its subsidiary, HOS, HOMI owns and operates Bartech mini-bars in the United States. In April 2003 HOMI and Bartech E.M.E.A. SARL entered into an agreement whereby HOMI has the exclusive rights to use Bartech mini-bars in its outsource operations in Europe and anywhere Bartech E.M.E.A. SARL sells Bartech mini-bars, either directly or indirectly. Additionally, pursuant to this agreement, HOMI must utilize Bartech mini-bars in all of its outsource operations in the same territories.

         HOS has no distribution rights in countries other than the United States. HOS is owned 30% by BSI and 70% by Hila, a wholly owned subsidiary of HOMI. Exclusive of its in interest in HOS, BSI's relationship with HOMI and its subsidiaries is that of a manufacturer and distributor. Because both our sales and outsource operations utilize Bartech mini-bars exclusively, we are dependent on BSI, the quality of its products, and the financial viability of BSI.

         HOMI is the exclusive distributor of Bartech mini-bars in Israel, Jordan, Turkey and South Africa. We have the exclusive rights to outsource operations of Bartech mini-bars in the United States, and as of January 2003, worldwide. We have assigned our exclusive rights in Turkey and the Turkish Republic of Cyprus to a third party. We receive a commission on all sales revenues generated in Turkey and the Turkish Republic of Cyprus. To date, HOMI and its subsidiaries have entered into contracts with ten major hotels to provide the hotel rooms with mini-bars, as well as to operate and service the mini-bars. HOMI, through its subsidiaries, intends to develop the outsource operation program in the United States and other countries. For us to operate in additional countries and/or territories, we will need to negotiate with new hotels. There is no guarantee that we will be successful in such negotiations. We have not yet focused on any particular countries or regions in which to commerce new outsource operations.

Subsidiaries

         HOMI is a holding company for several corporations, which distribute, market and operate hotel mini-bars. We utilize these subsidiaries because of the international nature of our operations; each subsidiary is incorporated in the county in which it operates. In Israel we have two subsidiaries because the City of Eilat has VAT regulations unique to that city. The following is a chart and schedule of HOMI's subsidiaries:



                 HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL ,INC.
                             (DELAWARE CORPORATION)

                                       |
                                       |

                                      100%
                           BARTECH MEDITERRANEAN, LTD.
                              (ISRAEL CORPORATION)
              /                        |                       \
             /                         |                        \
            /                          |                         \

           100%                 50%                 100%             100%
         BARTECH              BARTECH             REMSTONE           HILA
      MEDITERRANEAN        MEDITERRANEAN           LIMITED       INTERNATIONAL
    EILAT (1999) LTD.     (OPERATION 99) LTD.     (BRITISH            CORP.
   (ISRAEL CORPORATION)       (ISRAEL           VIRGIN ISLANDS  (DELAWARE CORP.)
                            CORPORATION)         CORPORATION)

                                                     |               |
                                                     |               |

                                                    60%              70%
                                                BATIM BARTECH       HOTEL
                                                AGENCIES (PTY)    OUTSOURCE
                                                  LIMITED       SERVICES, INC.
                                               (SOUTH AFRICAN     (DELAWARE
                                                 CORPORATION)    CORPORATION)

                                                     |
                                                     |

                                                   100%
                                              EMBOSSED TRADING
                                                 (PTY) LTD.
                                               (SOUTH AFRICAN
                                                CORPORATION)



I. Bartech Mediterranean, Ltd., an Israeli corporation owned 100% by HOMI. BTM has contracts for the distribution and service of Bartech mini-bars in Israel and Jordan. It owns and operates Bartech mini-bars in three hotels in Israel for a total of 1,200 rooms.

         A.       Bartech   Mediterranean   Eilat   (1999)   Ltd.,   an  Israeli
                  corporation  owned 100% by BTM.  Bartech  Mediterranean  Eilat
                  (1999) Ltd.

         B. Bartech Mediterranean (Operation 99) Ltd., an Israeli corporation owned 50% by BTM. Bartech (Operation 99) owns and operates Bartech mini-bars in one hotel in Israel with 170 rooms. The remaining 50% is owned by three other un-affiliated parties.

         C. Remstone Limited, a British Virgin Islands Corporation owned 100% by BTM. Remstone is a holding company for Batim Bartech Agencies (Pty) Limited, a South African Company.

                  1. Batim Bartech Agencies (Pty) Limited, a South African corporation owned 60% by Remstone Limited, owns and operates Bartech mini-bars in two South African hotels which have approximately 400 rooms. A contract was signed in March 2003 for Batim Bartech to run an outsource operation in a third South Africa hotel with 483 guest rooms. The remaining 40% is owned by Ice Maiden International Limited.

                           a. Embossed Trading (Pty) Ltd., a South African corporation owned 100% by Batim Bartech. This is an inactive corporation.

         D. Hila International Corp., a Delaware corporation owned 100% by Bartech Mediterranean.

                  1. Hotel Outsource Services, Inc., (HOS) a Delaware corporation owned 70% by Hila and 30% by BSI. HOS is the exclusive outsourcing company for Bartech mini-bars in the United States. In February 2002, HOS entered into an agreement to provide, operate and service all of the rooms in the San Francisco Hyatt Hotel which has 805 rooms. In March 2003, HOS entered into an agreement with the Stanhope Park Hyatt in New York to install and operate mini-bars in all 177 of the hotel's rooms.

Bartech Mediterranean Ltd.

         BTM was incorporated pursuant to the laws of Israel in 1997. It was acquired by HOMI on December 28, 2001. BTM was formed to sell and operate computerized mini-bars in countries throughout the world.

         BTM has an agreement with BSI pursuant to which BTM is the exclusive distributor of Bartech mini-bars in Israel and Jordan. BTM has the exclusive right to sell license, import, market, distribute, install and service Bartech mini-bars in Israel and Jordan. The term of this current agreement is December 2000 through 2001 with automatic renewals for an additional two years, after which BSI and BTM may choose to renew the agreement. BSI may terminate the agreement if BTM does not meet certain sales targets. No targets were set for 2002. A similar agreement was entered into in 1997 and was renewed in accordance with its terms until 2000, when the new agreement was executed. Both the 1997 and 2000 agreements applied to Turkey, as well, but in 1998, BTM assigned its rights to sell and service Bartech mini-bars in Turkey to Protel Bilgisayar Limited Sirket, a Turkish corporation, in return for a certain share of sales revenues. BTM also has, through Bartech Mediterranean (Operation 99) Ltd., outsource operation agreements with Sheraton Israel Ltd. on behalf of Sheraton City Tower. BTM has outsource operation agreements with Inter-Continental Hotels corporation for the David Inter-Continental hotel in Tel Aviv, with Dan Hotels Company Ltd. for the Dan Tel-Aviv hotel, and directly with Carlton Tel Aviv, and with the Daniel Hotel in Tel Aviv.

Bartech Mediterranean Eilat (1999) Ltd.

         Bartech Mediterranean Eilat (1999) Ltd. is an Israeli corporation incorporated in 1999. Bartech Eilat is a wholly owned subsidiary of BTM. Bartech Mediterranean Eilat (1999) Ltd., had an outsource agreement with Queen of Sheba Or-Yam, a Hilton hotel, for ten years commencing October 1999. In April 2003, Bartech Mediterranean Eilat (1999) Ltd. and Hilton Hotel Corp. agreed to terminate this outsource agreement, with Hilton returning the Bartech mini-bars to Bartech Mediterranean Eilat (1999) Ltd., and Bartech Mediterranean Eilat
(1999) Ltd. replacing their mini-bars with manual mini-bars, and later selling them to the Hilton Tel Aviv.

Remstone Limited

         Remstone Limited is a British Virgin Islands company incorporated in 1999. 100% of the issued and outstanding shares of Remstone are owed by BTM. On December 2000, Remstone acquired 50% of the issued and outstanding shares of Batim Bartech Agencies (Pty) Limited, a South African corporation and acquired an additional 10% in October 2001. Remstone is solely a holding company. It has no other activities.

Batim Bartech Agencies (Pty) Limited

         Batim Bartech Agencies (Pty) Limited was incorporated pursuant to the laws of South Africa in 1999. Batim Bartech is the exclusive distributor of Bartech mini-bars in South Africa, with the exclusive right to sell and operate Bartech mini-bars in South Africa. The exclusive distributorship agreement was entered into in December 2000 and unless terminated, automatically renews each year for the next two years. BSI and Batim Bartech may renew the agreement after the three-year term. BSI may terminate the agreement if Batim Bartech does not achieve certain sales targets. No annual targets were set for 2002 as a result of the situation in the Middle East and the events of September 11, 2001.

         Batim Bartech has contracted with Southern Sun Hotel Interests (Pty) Limited, the managing company for Inter-Continental Hotels and Crown Plaza Hotels in South Africa, and Airport Sun Inter-Continental-Johannesburg to install, maintain, and operate Bartech mini-bars in an outsource operation. This contract is in force for ten years commencing in May 2001, and may be extended. Batim Bartech has also contracted with Tsogo Sun Holdings (Pty) Limited, owners of Palzzo Inter-Continental at Montecasino to install and operate Bartech mini-bars at the Palazzo Inter-Continental at Montecasino in an outsource operation. This contract is for a term of ten years commencing September 2000 and may be extended. In March 2003, Batim Bartech contracted with Arabella Sheraton Grand Hotel in Cape Town to install and operate mini-bars in an outsource operation. This contract is for a term of ten years and may be extended.

Embossed Trading (Pty) Ltd.

         Embossed Trading (Pty) Ltd. was incorporated in South Africa in 1999. It is a wholly owned subsidiary of Batim Bartech. It is an inactive company.

Bartech Mediterranean (Operation 99) Ltd.

         Bartech Mediterranean (Operation 99) Ltd. is an Israeli corporation formed in 1999. It is owned 50% by BTM. Pursuant to an outsource agreement with Sheraton, (Operation 99) services and operates Bartech mini-bars in the Sheraton City Tower hotel, in Ramat Gan, Israel. The remaining 50% is owned by three unaffiliated shareholders.

Hila International Corp.

         Hila International Corp. was incorporated pursuant to the laws of Delaware in 2001. Hila is owned 100% by BTM. Hila owns 70% of HOS; the remaining 30% is owned by BSI. Hila serves solely as a holding company. It has no other activities.

Hotel Outsource Services, Inc.

         HOS, incorporated in 2001, is owned 70% by Hila, a wholly owned subsidiary of BTM, and 30% by BSI. HOS was formed to purchase and operate Bartech mini-bars in hotels located in the United States. As part of its outsourcing agreements, HOS intends to supply an hotel with mini-bars, as well as purchase food, beverages and other items to be stocked in mini-bars, and stock, restock, and maintain the mini-bars. HOS has agreed to use only Bartech mini-bars in its outsource operations. In turn, BSI has agreed that HOS will be its exclusive provider of outsourcing services in the United States.

         On  February  25,  2002,  HOS  entered  into an  agreement  with  Hyatt
Corporation for Hyatt Regency Hotel-San Francisco to purchase and operate Bartech mini-bars in all 805 of the rooms in the Hyatt Regency Hotel - San Francisco. Operations are commenced in July 2002. According to this agreement, HOS will be the exclusive operator of mini-bars at this hotel for nine years. The agreement also allows Hyatt Regency to purchase the mini-bars from HOS after 36 months.

         On March 26, 2003, HOS entered into an agreement with The Stanhope Park Hyatt Hotel New York City to install and operate mini-bars in all 177 rooms of the hotel in an outsource operation this agreement is for a term of ten years and may be extended. We hope to commence operations in September 2003.

         HOS has the exclusive right to outsource Bartech mini-bars in the United States. BSI has the option to purchase all, but not less than all of the HOS shares held by Hila, and all other HOS shareholders, if any. This option may be exercised immediately upon HOS's installment of at least 5,000 mini-bars in United States hotels in connection with outsourcing agreements, and for 60 months following such date. If BSI elects to exercise the option to purchase all of Hila's shares in HOS, the value of HOS will be deemed to be the greater of
(a) $2,250 multiplied by the number of mini-bars operated by HOS (minimum of $11,250,000) or (b) HOS's net after tax income for the 12 full months prior to the month the option is exercised, multiplied by 15, and

BSI will have to pay Hila its pro-rata portion of this value. The exercise of such option would result in BSI's ownership of 100% of HOS.

Material Contracts

         Exclusive Distributorship Agreement between Batim Bartech and Bartech E.M.E.A. SARL, a wholly owned subsidiary of BSI, for South Africa.

         On December 28, 1998, Batim Bartech entered an agreement with Bartech E.M.E.A. SARL, a wholly owned subsidiary of BSI, pursuant to which BSI granted Batim Bartech exclusive distribution rights, including the rights to sell, license, market, install and service, Bartech computerized mini-bars in South Africa. According to the contract, Batim Bartech's annual target for 2001 was 400 Bartech mini-bars. This goal was met. No annual target was set for 2002 or 2003. Batim Bartech is prohibited from representing, distributing, licensing or promoting, either directly or indirectly, any products that are competitive with Bartech mini-bars during the term of the agreement.

         The term of the agreement is one year, and it automatically renews for one year unless either party notifies the other not less than three months prior to the expiration of the term that it does not consent to the automatic renewal. The automatic renewal expires after the second one-year renewal. Batim Bartech may terminate the contract upon 90 days written notice. BSI may terminate the contract only if (a) Batim Bartech's account is more than 60 days past due; (b) Batim Bartech achieves monthly targets in no or one month during any six consecutive month period or achieves less than 75% of its annual target in any single target year; (c) Batim Bartech changes ownership; (d) Batim Bartech provides BSI with false or misleading information; (e) Batim Bartech breaches any of its responsibilities under the contract; or (f) Batim Bartech enters into liquidation or has a receiver appointed.

Exclusive Distributorship Agreement between Bartech Mediterranean and Bartech E.M.E.A. SARL, a wholly owned subsidiary of BSI, for Israel, Jordan and Turkey.

         On November 2, 1997, and again on December 28, 2000, BTM entered into an agreement with Bartech E.M.E.A. SARL a wholly owned subsidiary of BSI, for BTM to be the exclusive distributor of Bartech mini-bars in Israel, Jordan and Turkey. According to the agreement, BTM's annual target for 2001 was 800 mini-bars. That target was not met; however, there were no negative consequences to BTM and the contract was not cancelled. No annual targets were set for 2002 or 2003.

         The term of the agreement is one year, with automatic renewals for two one-year terms, unless notice is given by either party to the other of its intention not to renew. The terms of this agreement, except for the parties and annual targets, are identical to those contained in the agreement between Batim Bartech and BSI.

         BTM assigned its rights to Turkey to Protel Bilgisayar Limited Sirket, a Turkish corporation, in June 1998.

         Strategic Alliance Agreement by and among Bartech E.M.E.A. SARL a wholly owned subsidiary of BSI, and HOMI

         In April 2003, Bartech E.M.E.A. SARL a wholly owned subsidiary of BSI, and HOMI entered into an agreement whereby BSI granted to HOMI the exclusive rights to utilize Bartech mini-bars in outsource operations in Europe and anywhere Bartech E.M.E.A. SARL is active and/or in which Bartech E.M.E.A. SARL sells Bartech mini-bars, directly or indirectly, and HOMI agrees to only use Bartech mini-bars in its outsource operations in Europe and anywhere Bartech
E.M.E.A SARL is active and/or in which Bartech E.M.E.A. SARL sells Bartech mini-bars, either directly or indirectly. This agreement shall be in force for an initial period of 10 years, and automatically renews for additional two-year terms if not terminated. If HOMI fails to make timely payments of any sums it is obligated to pay Bartech E.M.E.A. SARL, and fails to cure such breach within 60 days of receipt of written notice of such breach, Bartech E.M.E.A. SARL may terminate this agreement by notifying HOMI of its intent to do so. Such termination shall take place 6 months following the delivery of such notice. The agreement may be terminated by either party by giving 18 months advance notice after five years.

Stock Purchase Agreement between BSI, BTM and Hila for the formation of HOS.

         On October 1, 2001, BTM, Hila and BSI entered into an agreement pursuant to which BSI was to purchase 300 shares of HOS, a newly formed Delaware corporation. Simultaneously, Hila purchased 700 shares of HOS. The business of HOS is to provide outsourcing to hotels using Bartech mini-bars and related products in the United States. HOS has the exclusive right to outsource Bartech mini-bars in the United States. According to a shareholders agreement between Hila and BSI, BSI will sell Bartech mini-bars to HOS at a discount from its then current United States price list. HOS and BSI entered into an option agreement on October 1, 2001. According to this option agreement, during the eighteen months subsequent to its purchasing 30% of HOS, BSI had an option to increase its holdings in HOS up to 50% at a purchase price per share equal to the equity value per share. The equity value was to be the aggregate dollar amount of equity capital contributions made prior to the exercise of the option, divided by the number of shares then outstanding. If the option was exercised after 12 months from the grant date the purchase price would be 115% of the equity value. This option expired on April 1, 2003 without being exercised.

         Also subsequent to installation of at least 5,000 mini-bars in hotels in the U.S. by HOS and for a period of 60 months thereafter, BSI has have the option to purchase all shares issued by HOS for a price equal to the greater of either a) $2.25 multiplied by the number of mini-bars operated by HOS (minimum of $ 11,250) or (b) HOS net after tax income, determined in accordance with U.S. generally accepted accounting principles, for the 12 full months completed prior to the month the option is exercised, multiplied by 15.

Industry Background

         The concept of in-room sales of food, beverages and other small non-perishable goods has existed for many years in the hotel industry. Traditionally, two primary means of selling in-room consumable goods have been used within the lodging industry- the "honor" system and the "vending machine" system. The honor system utilizes a small refrigerator and a form listing all items available for purchase within the refrigerator. Each day, the guest completes the form detailing items purchased during their stay. The following day, a hotel employee will remove the form from the room and manually add the invoice to the guest room charges. The vending machine system utilizes a refrigerator similar to the honor system, but the interior of the refrigerator resembles a traditional vending machine, comprised of plastic doors to access the goods. With this kind of system, product choice is made by pressing the selected button or by entering a specified code on an attached keyboard. By opening the section containing the product or entering the code on the keyboard, a command is sent from the room to the property management system and the appropriate amount is added to the guest's room charges.

         Management   believes  the  honor   system  often   results  in  losses
attributable to non-reported or disputed selections by guests, and does not provide a central control for refilling, and requires manual inventory of each room, whether or not items are consumed. We estimate that these systems often require at least two trips for inventory management; one to ascertain goods consumed and one to restock the goods consumed. Management believes the vending machine system presents a mechanical, machine-like appearance, which often conflicts with the aesthetics of a full service-lodging establishment and has a chilling effect on impulse purchases. HOMI also believes that the vending machine system does not provide an adequate selection of items to chose from, which potentially leads to guest dissatisfaction and loss of incremental revenue opportunities. Although the vending machine system avoids extra trips, the machines are mechanical and require a relatively expensive maintenance contract.

         We believe that the Bartech mini-bars we sell and/or operate address these shortcomings by providing fully computerized management system for open display mini-bars. Bartech mini-bars contain an automated control and management system that monitors the movements of all items in the mini-bar. Bartech mini-bars provide interfaces to the hotel's property management system. Furthermore, the system generates a refill report so that the attendant will only go to those rooms that require stocking. Accordingly, revenues are reported accurately and the unit is restocked timely. In our experience, the average hotel utilizing traditional mini-bar systems requires one employee for approximately every 100 rooms to monitor and manage mini-bar activity. Through utilization of the Bartech mini-bar, customers report that they can increase the number of rooms that one employee can manage to more than 300.

Customers and Markets

         HOMI currently markets and sells Bartech mini-bars to full-service hotels in 4 countries. These target hotels typically have a minimum of 100 rooms. Target customers in the full-service sector encompass deluxe, luxury, upscale and mid-scale establishments. According to Smith Travel Research, the U.S. full-service sector represented roughly 1.8 million hotel rooms in 2000. Smith Travel Research estimates that the number of new units under construction will increase in major metropolitan cities, specifically San Francisco, Las Vegas, Orlando, Chicago, New York, Washington D.C., Miami, and Los Angles. In 2002, HOMI, through its operating U.S. subsidiary, HOS, began an outsource operation program with Hyatt Regency Hotel in San Francisco, to provide and operate 805 mini-bars in that hotel. HOMI believes that this contract with Hyatt Corporation, a leading hotel chain, will facilitate further sales in the San Francisco market and other U.S. cities. HOMI through HOS, is looking to further penetrate the U.S. market. However, as with any new concept, there is substantial risk that the marketplace may not accept the potential benefits of the technology utilized in this products. Market acceptance of BSI's products will depend, in large part, upon our ability to demonstrate the performance advantages and cost-effectiveness of our products over competing products. There can be no assurance that we will be able to market our technology successfully or that our current or future products will be accepted in the marketplace which could hinder our sales.

         We depend on the occupancy level of the hotels in which we operate mini-bars; low occupancy levels may result in low sales revenues.

         There seems to be a direct correlation between a hotel's occupancy level and the quantity of purchases made by guests from a hotel's mini-bars. As a result, our sales revenues are dependent on hotel occupancy levels. The failure of a hotel to attract a large number of guests could result in a corresponding decrease in revenues by HOMI.

Products

         HOMI purchases its mini-bars from BSI. The Bartech automatic mini-bars look like ordinary refrigerators, but their operation is controlled by a secure and automatic computer system.

         The mini-bars were originally developed by BSI in 1988 to meet the specifications of Hilton International. The first units were installed in the Hilton hotel in Geneva. The open display and optional "dry section" allow a wide range of items to be offered to hotel guests. The units can accommodate up to 42 different types of drinks and snacks and can hold up to 60 items. Capacities vary from 40 liters to 75 liters. BSI has 86 different models to fit varying cabinet sizes. Door, cabinet finish, volumes, styles and dry sections can be custom ordered based on a hotel's needs.

         The Bartech mini-bar marketed and operated by HOMI is an automated system containing proprietary software, sensors and interface to the hotel's property management system. HOMI believes that the Bartech system enables HOMI's customers to manage their inventory of in-room consumables more effectively, enhance service efficiency, reduce labor cost, and potentially increase revenue per available room.

         Bartech mini-bars contain software which allows them to interface directly with a hotel's own billing system. Data transmission can be by means of the telephone wires or co-axial antennae cable. System software controls billing, automatic refill reports, lists of rooms with credit or without credit, listing of anomalies, price and inventory management, cash flow reports and stock analysis. The systems control stock rotating and product expiration dates, which helps when ordering new stock and enables stock to be rotated or discounted prior to expiration. The computer system also controls the energy consumed by each unit by reference to time of day, season, maintenance, and can automatically activate defrosting. Energy consumption may be reduced approximately 40% through this system.

         Bartech mini-bars interface with a hotel's central computer and provide automatic invoicing, reducing shrinkage (loss or theft) from approximately 20%-30% to approximately 2%.

         The traditional mini-bar is a refrigerator with a lock. Hotel guests are supposed to report any usage to the front desk upon check out. Although mini-bar prices are very high, yielding gross margins of approximately 60%, our own informal research indicates that hotels rarely make a profit from the traditional "honor" mini-bar systems. Guests may not be honest in declaring their usage and/or hotel staff may remove items from the mini-bar.

         Bartech mini-bars considerably reduce labor costs as one minibar attendant can refill more than 300 Bartech mini-bars as opposed to one attendant per 90 - 100 manual mini-bars. The Bartech system provides inventory controls which we believe mitigate product waste from expiration.

         For the year ended December 31, 2002, 27.7% of our revenues came from the David Intercontinental Hotel in Tel Aviv, 20.5% from Hyatt Regency in San Francisco, 17.7% from Palazzo Intercontinental Montecasino in Johannesburg, and 11.7% from Airport Sun Intercontinental Hotel in Johannesburg. 51% of our revenues are derived from operations in Israel.

         In 2001, 46% of our revenues came from the David Intercontinental Hotel in Tel Aviv, 14% from Carlton Hotel in Tel Aviv, 13% from Hilton Hotel in Eilat, Israel, and 12% from Dan Hotel in Tel Aviv. In 2000, 58% of our revenues came from David InterContinental Hotel in Tel Aviv, 15% from Carlton Hotel in Tel Aviv, and 12% from Hilton Hotel in Tel Aviv.

         In order to comply with regulations related to the sale of alcoholic beverages in the United States and South Africa, we work under each hotel's license to sell alcohol. The hotel purchases the alcohol to be filled in our mini-bars, and we reimburse the hotel. On average, alcoholic beverages represent only 15-25% of mini-bar sales. Israel does not require a license to sell alcoholic beverages in hotel rooms. In the United States, we intend to operate in a similar way. Currently, we are working Under the Hyatt Regency - San Francisco's alcohol license. We cannot guarantee a hotel's compliance with Applicable regulations, and because we operate under a hotel's license, we do not incur costs of meeting regulatory compliance. Failure of a hotel to comply with these regulations would result in our inability to sell alcohol in our mini-bars, which would result in a decrease in our sales revenues.

Strategy

         HOMI's objective is to grow its customer base, especially in the United States during the first stage, and later on, in other countries. To date, we have engaged in two types of agreements with hotels: (a) sales agreements where HOMI purchases mini-bars from BSI at distributors' prices and then resells them to hotels at end-user prices; and (b) agreements where HOMI purchases, installs and operates mini-bars in a hotel and shares the mini-bar revenues with the hotel in agreed upon ratios. While we are looking to develop both arms of this business, our primary focus is on our installation, operation and revenue sharing agreements. HOMI refers to this revenue sharing plan as its "Outsource Operation Program." We intend to enter into long term, 9-10 year, outsource operation program agreements with additional hotels. HOMI intends to develop its outsource operation program of Bartech mini-bars in the United States through HOS, and to offer the outsource operation program in other countries as well. HOMI intends to purchase the Bartech mini-bars from BSI and to operate under exclusive outsourcing contracts with major hotels. HOS has the exclusive right to outsource operations of Bartech mini-bars in the United States. Our main focus is on upscale hotels located in major cities and near airports. To date, HOMI and its subsidiaries have entered into such contracts with eight hotels located in Israel and South Africa. In addition, we began the first such outsource operation of Bartech mini-bars in the United States in July 2002 when HOS commenced installation and operation of 805 mini-bars located in the Hyatt Regency Hotel in San Francisco. Our second outsource operation in the United States is expected to commence in September 2003.

Mini-bars

         Sales

         Since inception of BTM in 1997, we have sold 830 mini-bars to hotels in Israel and 800 mini-bars to hotels in Turkey. These were Bartech mini-bars that we purchased from BSI, then re-sold. In 2003, we sold 268 used Bartech mini-bars to Hilton Tel Aviv. These were mini-bars we received back through termination of our 1999 contract with Queen of Sheba or-Yam, a Hilton hotel in Eilat, Israel. Since we began our outsource operation program in 1999, our strategy has been focused primarily on our outsource operation program.

Outsource Operation Program

         HOMI is aware that many hotels do not want to pay upfront for their mini-bars, and many do not want to allocate resources to operate mini-bars either. As a result, HOMI has developed its outsource operation program which is designed to minimize the hotels' expenses. The Outsource Operation Program is an integral part of HOMI's sales and marketing strategy in the United States and HOMI and BSI are offering it to hotels in the United States.

         This program has been successfully implemented by HOMI's subsidiaries since 1999, in Israel and South Africa, and began in the United States in July 2002.

         Since Bartech's computerized mini-bar system will register the mini-bar revenues automatically and accurately, it enables us to share the revenues with the hotel in a precise and accurate manner, with a strict control on sales and inventory.

         The outsource operation program requires HOMI to purchase the mini-bars and install and operate them. The net revenues from all mini-bar purchases are divided between HOMI and the hotel. The exact terms may vary from hotel to hotel.

         We believe additional hotels will be interested in entering into outsource operation agreements with us for the following reasons:

         - No capital  expenditure  for the hotel
         - Another  revenue stream
         - No labor  expenses  and no  operating  costs
         - No purchase of goods and no inventory  management
         - Added service to guests,  improved  competitive edge
         - No downside: hotel is taking no risks, financial or other
         - Hotel has the option to purchase the system (allows for "wait and see")
         - Outsourcing  allows  the  hotel to focus on  major  revenue  sources
         - Quality of service:  we specialize in the field
         - Increased control and management,  extensive  reporting
         - No  maintenance by hotel
         - Constant technical and technological upgrade

Agreements with Hotels

         The following are the basic terms of the outsource operation program contracts HOMI has entered into with several hotels and intends to enter into with additional hotels.

         - HOMI purchases the mini-bars from BSI and installs them in the hotels and ensures that they are interfaced with the hotel's computer system;

         -     HOMI maintains ownership of the mini-bars;

         - The hotel provides the cabinet into which the mini-bar is placed, at its own cost;

         - The hotel provides all wiring necessary for the mini-bars to interface with the hotel's computer system;

         - HOMI purchases the goods to be filled in the mini-bars; it refills and operates and maintains the mini-bars;

         - The personnel operating and maintaining the mini-bars are HOMI employees or hotel employees paid by HOMI;

         - The hotel supplies all glasses, bottle openers, trays and other accessories for the mini-bars, and replaces such accessories on a daily basis;

         - The hotel grants HOMI access to the guests' rooms at least two times per day;

         - The hotel provides written instructions and descriptions to its guests with respect to operation and location of the mini-bars;

          - The hotel collects the revenues from all mini-bar purchases and distributes HOMI's portion. The revenue splits vary between 95% for HOMI and 5% for the hotel and 85% for HOMI and 15% for the hotel;

         - The pricing of the products stocked in the mini-bar is determined mutually by HOMI and the hotel;

         - The term of the contract is usually 9-10 years, and may thereafter be extended on a year-to-year basis;

         - The hotel has an option to purchase the Bartech system starting from the end of the third year of the operation;

         - Net revenues from all mini-bar purchases are allocated between the hotel and HOMI on a monthly basis;

         - The hotel will provide HOMI office and storage space within the hotel for a base of operations.

         - The agreements may be terminated upon written notice of breach of the agreement by the other party.

Competition

     Presently, our main competitors in the United States are Minibar Systems, Inc. and eRoomSystem Technologies, both of which offer outsourcing or revenue sharing programs. Other companies, such as club Minibar, offer outsourcing programs utilizing manual mini-bars. We are also competing with certain options offered by BSI.

BSI offers  four  different  options to its  potential  customers  in the United
States:

1. DIRECT SALE. Some major hotel chains have preferred vendor or exclusive vendor agreements with BSI. Should the hotel owners have the available cash-flow to purchase the system, they will often prefer this option, as they usually will be able to repay the system after only 3 years of operation. But as Bartech is a very expensive system, generally a lot of hotels do not have the resources to purchase it. In addition, for a long time, manual mini-bars have been associated with creating a lot of work with little profit or even losses. Many hotels will still prefer for a third party to take the operating burden and risk.

2. LEASING. This allows a hotel to lease the mini-bars directly from BSI. A hotel which leases its mini-bars is responsible for all day-to-day operations concerning the mini-bars, and all costs involved with such operations.

3. REVENUE SHARE. This program is different than our outsource operation as BSI (or a third party) will finance the equipment, but the hotel will operate the system. Consequently, the hotel is still involved in the day-to-day operation. The hotel will purchase the goods and employ the attendants and the hotel has a theoretical risk of having an operating loss during a slow period.

4. OUTSOURCE OPERATION PROGRAM, offered exclusively through HOS with no financial risk whatsoever to the hotel.

         As a result of BSI's other options, even if a hotel has chosen the Bartech system, we still need to compete with the other plans offered by BSI. Our initial goal following a full introduction of the outsource program is a 25%
- 33% market share of all Bartech sales in the United States. That may be the equivalent of approximately 4,000 new outsourced units per year. We intend to gradually increase our market penetration, and our exposure in the market, and believe that the outsourcing program will increase in popularity and sales.

         Automatic or computerized mini-bars are a relatively new concept. As a result, we are still competing with traditional or manual mini-bars, which, although they cost more money to run due to unreported sales or shrinkage, are less expensive to purchase. There is no competition with other vendors of computerized mini-bars in Israel or South Africa, as BTM, or its subsidiaries, is the only distributor of computerized mini-bars in those countries. The arrival of other companies offering similar products might force us to decrease our prices in order to remain competitive. Further, we are still substantiating our position in the market and could face competitive disadvantages if forced to compete with better known and/or better funded companies. In Turkey, our primary competitor is Electrolux Corp. In the United States, our competitors are Automatic Minibar Systems Ltd. (AMS) and eroom Systems, Inc. Their prices are competitive with ours. AMS offers outsource operation programs similar to the programs offered by HOS. We believe that in the United States, Bartech mini-bars are the best-selling open-display automatic mini-bar and our use of the Bartech mini-bars in our outsource operations may give us a competitive advantage. We intend to continue to offer high quality service and to concentrate on marketing our company so as to remain competitive with other companies.

Intellectual Property

HOMI holds no patents, trademarks, service marks or other intellectual property for the Bartech mini-bars or its outsource operations.

Employees

As of December 31, 2002, HOMI and its subsidiaries had ten full time and three part time employees.

Facilities

         HOMI's operations are based primarily at hotels in which we conduct our outsource operations. Most of these hotels allow us to utilize office space free of charge. We also maintain small offices in Tel Aviv, Johannesburg, San Francisco and New York.

         HOMI's headquarters are located at 80 Wall Street, Suite 815, New York, New York, in the offices of Schonfeld & Weinstein, L.L.P., at no cost to HOMI. Schonfeld & Weinstein, L.L.P. is counsel to HOMI and is a shareholder of HOMI. BTM's headquarters are located at 25 HaMered Street, Tel Aviv, Israel. The monthly rent is $2,800. HOMI leases the space on a month to month basis from a company controlled by Mr. Benzion Perko, a controlling shareholder of HOMI. HOMI also leases a small office at 116 West 23rd Street, New York, New York for $900 per month on a month to month basis. HOS has its headquarters at 1 Enbarcadaro Center, Suite 500, San Francisco, California 94111. The monthly rent is $500. Most of HOS's operations are conducted from the office we utilize at the Hyatt Regency San Francisco. In South Africa, Batim Bartech operates from an office in Johannesburg for monthly rent of $350. We do not intend to acquire or lease any other facilities in the near future. The office space provided us by the hotel is also used to store goods to be placed in the mini-bars and spare parts for the mini-bars. We do not keep any Bartech mini-bars in stock. Instead, we order them on an as needed basis. They are shipped directly from BSI to the hotel. BSI manufactures the Bartech mini-bars in Italy. As we enter into additional outsource operation programs, we will be receiving office space within those hotels from which to conduct our operations.

Legal Proceedings

HOMI is not a party to any pending legal proceedings.

                                   MANAGEMENT

Executive Officers and Directors

         The following is a list of the executive officers, directors and key employees of HOMI and BTM, and their respective ages as of March 31, 2003.

HOMI

NAME              AGE                       POSITION
------------      ------                    ------------------------
Jacob Ronnel        45                      CEO, President, Director
-------------     ------                    ------------------------
Ariel Almog         34                      COO, Secretary, Director
-------------     ------                    ------------------------
Zeev Danziger       55                      Director
-------------     ------                    ------------------------

BTM

NAME              AGE                       POSITION
-------------     ------                    ------------------------
Jacob Ronnel        45                      CEO, Director
-------------     ------                    ------------------------
Ariel Almog         34                      COO, Director
-------------     ------                    ------------------------
Zeev Danziger       55                      Director
-------------     ------                    ------------------------

HOS

NAME              AGE                       POSITION
-------------     ------                    ------------------------
Jacob Ronnel        45                      CEO, President, Director
-------------     ------                    ------------------------
Ariel Almog         34                      COO, Secretary, Director
-------------     ------                    ------------------------

Hila

NAME              AGE                       POSITION
-------------     ------                    ------------------------
Jacob Ronnel        45                      CEO, President, Director
-------------     ------                     ------------------------
Ariel Almog         34                      COO, Secretary, Director
-------------     ------                    ------------------------

Batim Bartech

NAME              AGE                       POSITION
-------------     ------                    ------------------------
Ariel Almog         34                      COO, Director
-------------     ------                    ------------------------
Daniel Golan        58                      CEO, Director
-------------     ------                    ------------------------
Jacob Ronnel        45                      President, Director

Biographies

         Jacob Ronnel, 45, has been Chief Executive Officer, President and a director of HOMI since December 28, 2001, director of Bartech Mediterranean Ltd. since May 1997 where he became a managing director in March 1998; CEO, President and a director of Hila since its inception in 2001; President and a director of Batim Bartech since inception in 1999 and director and chief executive officer of Hotel Outsource Services, Inc. since September 2001. From July 1997 to September 1997, Mr. Ronnel was a consultant to and provisional manager of
Brookside  Investments,  Ltd. From 1996 to 2002, he was a consultant  for Kassel
Financial Consultants, located in Israel. Mr. Ronnel obtained a degree in International Hotel Administration from Ecole Hoteliere de Lausanne, Switzerland.

         Ariel Almog, 34, has been Chief Operating Officer, secretary and director of HOMI since December 28, 2001. He has been a director of Bartech Mediterranean Ltd. since May 1997 and a general manager since March 1998, COO, secretary and a director of Hila since its inception in 2001, COO and a director of Batim Bartech since inception in 1999 and a director and chief operating officer of Hotel Outsource Services, Inc. since September 2001. From 1996 to 1998, Mr. Almog was an owner of a franchise Apropo Cafe restaurant in Israel. He received a Bachelor of Business Administration and Marketing from Schiller International University (American University, Paris, France).

         Zeev Danziger, 55, has been a director of HOMI since February 4, 2002 and a director of BTM since May 5, 2003. Since May 2000, Mr. Danziger has served as a financial advisor for companies located in Israel. From 1972 to 2000 he worked at Leumi Bank in Israel, in which he spent 13 years as a manager in the corporate division. Mr. Danziger was credit manager of Bank Leumi's North Tel-Aviv banking division in 1999, when BTM was loaned money by Bank Leumi. Mr. Danziger received a Bachelor of Science in Chemistry, a Bachelor of Social Sciences in economics, and a Master degree of Business Administration (MBA), from Tel Aviv University in Israel.

         Daniel Golan, 58, has been CEO and a director of Batim Bartech since 1999. He has served as a marketing consultant for various businesses since 1998. From 1988 to 1998 he practiced law in Tel Aviv. From 1984 to 1988 he served as counselor for economic and commercial affairs in the Israeli embassy in South Africa. Mr. Golan received degrees in economics, statistics and law from the Hebrew University in Jerusalem.

Directors' compensation

         Directors will be reimbursed for the expenses they actually incur in attending board meetings. Directors will not be paid a fee for their service or attendance at board meetings but may receive remuneration in the future. HOMI has agreed to nominate Mr. Rodia Mihali as a director at the first board meeting after HOMI's common stock is listed on the OTC-BB. HOMI has further agreed to issue Mr. Mihali options to purchase up to 1,000,000 shares of HOMI common stock at $.50 per share. These options shall be issued 40,000 per month for 25 months and expire 30 days after the last issuance. Mr. Mihali shall receive these options only if he is elected to the board. To date, directors have received no compensation.

Executive officers' compensation

         HOMI has not paid any officers' salaries to date. While we intend to hire a chief financial officer and to offer a salary to our chief executive officer, we have no such agreement in place. However, BTM and HOS have paid officers' and directors' salaries.

         HOMI intends to adopt an Employee Stock Option Plan for management and key employees in which between 2,000,000 and 3,000,000 options would be issued, however as of the date of the prospectus, no such plan has been adopted.



              ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
--------------------------------------------- --------------------------------------------------------
                                                          AWARDS
                                                         RESTRICTED
                                              OTHER ANNUAL STOCK    UNDERLYING    LTIP     ALL OTHER
                                              COMPENSATION AWARD(S) OPTIONS/SARS  PAYOUTS COMPENSATION
OFFICER           YEAR    SALARY($)  BONUS ($)      $        $           $           $         $
------------      ----    --------   -------- ------------ -------- ------------ -------- ------------
Jacob Ronnel
                  2000    $18,724
                  2001    $26,000
                  2002    $61,920

Ariel Almog
                  2000    $56,871
                  2001    $66,000
                  2002    117,500

Daniel Golan      2000    $0
                  2001    $0
                  2002    $24,000

         Commencing in April 2002, Mr. Almog has been receiving an annual gross salary of $80,000 per year from HOS, plus up to $70,000 in expenses from HOS.

         Since April 2002, Jacob Ronnel has been receiving an annual salary of $40,000 from HOS and $40,000 per annum from BTM.

         Since January 2002, Mr. Golan has been receiving an annual salary of $24,000 from Batim Bartech.

         Both Mr. Ronnel and Mr. Almog may be entitled to bonuses based on performances. The basis for determining these bonuses has not yet been determined.

         Aside from HOS's employment agreements with Ariel Almog and Jacob Ronnel, neither HOMI nor its subsidiaries are parties to employment agreements with management. Neither HOMI nor its other subsidiaries intend to enter any employment agreements with management in the near future.

         During the year ended December 31, 2002, BTM paid $8,000 in severance pay. This amount was not paid to any individual, but instead represents payments into an insurance fund as per Israeli law.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information known to HOMI with respect to beneficial ownership of HOMI common stock as of December 31, 2002, and as adjusted for the sale of the securities offered by this prospectus, the number and percentage of outstanding shares of common stock beneficially owned by each person who beneficially owns:

                  more than 5% of the outstanding shares of our common stock; each of our officers and directors; and all of our officers and directors as a group.

         Except as otherwise noted, the persons named in this table, based upon information provided by these persons, have sole voting and investment power with respect to all shares of common stock owned by them.


Names and Address of Beneficial    Number of Shares   % Beneficially
Owner                             Beneficially Owned       Owned
--------------------------------  ------------------  ---------------
Jacob Ronnel
21 Hasvoraim Street
Tel Aviv, Israel                      3,326,917           14.46%
--------------------------------  ------------------  ---------------
Ariel Almog
224 Maypoint Drive,
San Raphael, CA                       3,326,917           14.46%
--------------------------------  ------------------  ---------------
Blackborn Consulting (1999) LTD.
25 HaMerad Street
Tel Aviv, Israel                      3,326,917           14.46%
--------------------------------  ------------------  ---------------
Daniel Golan                            200,000              .9%
406c Sandhurst Gardens, Sandton
Johannesburg, South Africa
--------------------------------  ------------------  ---------------
Zeev  Danziger                                0               0%
Zalman Shneor 7
Herzlia, Israel
--------------------------------  ------------------  ---------------
All officers and directors as a
  group (4 people)                    6,853,834           29.72%

The beneficial owner of the securities held by Blackborn Consulting is Mr. Benzion Perko, 17 Alterman Street, Kfar-Saba, Israel.

Mr. Golan owns these shares through Ice Maiden International Ltd., of which he is the beneficial owner.

                            DESCRIPTION OF SECURITIES

         As of the date of this prospectus, our authorized capital stock consists of 30,000,000 of shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value.

Common Stock

         As of December 31, 2002 there were 22,000,000 shares of common stock outstanding held of record by 97 shareholders. As of June 30, 2003, there were 23,000,000 shares of common stock outstanding held of record by 98 shareholders.

         Holders of common stock are entitled to one vote. If decided by our board of directors, shareholders shall be entitled to dividends on a pro-rata basis. There is no preferred stock issued or outstanding. Holders of common stock are not entitled to cumulative voting or preemption rights.

Transfer Agent

         Atlas Stock Transfer Corp., 5899 South State St. Salt Lake City, Utah 84107, will serve as the Transfer Agent for the common stock.


                         SHARES ELIGIBLE FOR FUTURE SALE

         Prior to this offering there has been no market for HOMI's securities. Future sales of substantial amounts of common stock or warrants in the public market could adversely affect market prices prevailing from time to time. HOMI has 23,000,000 shares outstanding, 7,566,032 of which are being registered in this registration statement. These shares will be freely tradable without restriction or further registration under the Securities Act (except for any shares purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act). All of the remaining 14,683,968 shares are eligible to be sold pursuant to Rule 144 at various times through December 2003. 750,000 shares maybe eligible to be sold pursuant to Rule 144 in June 2004. HOMI has 98 shareholders of its common stock. HOMI has not declared any cash dividends on its common stock since the company's incorporation.

         In general, under Rule 144 of the Securities Act as currently in effect, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner except an affiliate) would be entitled to sell within any three month period a number of shares that does not exceed the greater of: (i) one percent of the number of share of common stock then outstanding; or (ii) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about HOMI. Under Rule 144(k), a person who is not deemed to have been an Affiliate of HOMI at any time during the 90 days preceding a sale, and who has beneficially owned the share proposed to be sold for at least two years (including the holding period of any prior owner except for an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144; therefore, unless otherwise restricted, "144(k) shares" may be sold immediately upon the completion of this offering.

         Inside shareholders, including management of HOMI own 43.38% of outstanding HOMI common stock. As a result, these insiders control the company, and will continue to be able to elect all of HOMI's directors, appoints its officers and control HOMI's affairs and operations. HOMI's articles of incorporation do not provide for cumulative voting.


                                  LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for HOMI by its counsel, Schonfeld & Weinstein, L.L.P., 80 Wall Street, Suite 815, New York, New York 10005. HOMI utilizes office space of Schonfeld & Weinstein, L.L.P., counsel to HOMI, free of charge. Schonfeld & Weinstein, L.L.P. owns 85,000 shares of HOMI common stock.


                                     EXPERTS

         Kost, Forer & Gabbay, a member of Ernst & Young Global independent auditors, have audited our consolidated financial statements at December 31, 2002, and for each of the two years in the period ended December 31, 2002, as set forth in their report. We have included our financial statements elsewhere in this prospectus and in the registration statement in reliance on Kost, Forer & Gabbay's, a member of Ernst & Young Global, independent auditors, report, given on their authority as experts in accounting and auditing.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On December 28, 2001, HOMI acquired 100% of the issued and outstanding common stock of BTM. Jacob Ronnel and Ariel Almog are officers, directors and principal shareholders of BTM. Upon consummation of the acquisition of BTM, Mr. Ronnel and Mr. Almog each became an officer and director and principal shareholder of HOMI. As a result of the acquisition, Mr. Ronnel and Mr. Almog each received 3,326,917 shares of BAI common stock as did Blackborn Consulting
(1999) Ltd. Mr. Benzion Perko is the beneficial owner of shares held by Blackborn. The shares of BTM held by Mr. Ronnel, Mr. Almog and Blackborn Consulting (1999) Ltd. prior to the acquisition by HOMI were founders shares, purchased at par value for a total of $8,000.

         In 2001 and 2002, HOMI lent BTMs a total of $600,000 and was issued promissory notes for this amount.

         Zeev Danziger, a director HOMI since February 2002 and a director of BTM since May 2003, was credit manager of Bank Leumi's north Tel Aviv banking division in 1999 when BTM received loans from Bank Leumi. He did not become affiliated with HOMI or its subsidiaries until 2002.

         Jacob Ronnel, Ariel Almog and Benzion Perko each gave a personal guarantee to a Bank on behalf of BTM's liabilities of $442,000. Personal guarantees are usually required in Israel before a bank will lend money to a private company.

         The promoters of HOS are Ariel Almog and Jacob Ronnel. The promoters of BTM are Ariel Almog, Jacob Ronnel and Benzion Perko. The promoters of BAI prior to the acquisition of BTM, were Joseph Stabholz and Avraham Bahry. The promoters of Batim Bartech are Jacob Ronnel, Ariel Almog and Daniel Golan. None of these individuals received or will receive anything of value from these companies except as follows:

         |X| Mr. Stabholz purchased 100,000 shares of HOMI for $.10 per share in HOMI's private placement offering in December 2001.

         |X| Mr. Bahry purchased 999,999 shares of HOMI for $.10 per share in HOMI's private placement offering in December 2001.

         Shares of Batim Bartech purchased by BTM and Ice Maiden were founders' shares; each party paid 65,000 Rand (approximately $6,000) for its interest in Batim Bartech. In October 2001, BTM bought an additional 10% of Batim Bartech from Ice Maiden for 200,000 shares of HOMI. The value of the HOMI shares was deemed to be $.25 per share. Daniel Golan the principal of Ice Maiden. Mr. Golan purchased his shares of Ice Maiden for approximately $6,000 or 1,000 Rand per share.

         In September 2002, HOS received a loan of $550,000 from Bank Leumi USA, New York branch. The purpose of the loan was to purchase Bartech mini-bars as per HOS's agreement with Hyatt Regency-San Francisco. Mr. Avraham Bahry, a shareholder of HOMI, participated in the loan in that he deposited funds of $550,000 with Bank Leumi and that such funds are the source for this loan. HOS pays Bank Leumi, and Mr. Bahry receives a portion of the interest from Bank Leumi. Until December 31, 2003, Bank Leumi has the right to purchase Mr. Bahry's participation. In the event of HOS's default on the loan, Mr. Bahry may require Bank Leumi to assign him all of its rights in the loan, including all security and collateral. The security and collateral includes all accounts and contract rights arising from the Hyatt Regency-San Francisco agreement, and the corporate guarantees of BSI (30% of the loan) and BTM (70% of the loan).

         In November 2002, Benzion Perko, a controlling Shareholder of HOMI loaned BTM $170,000, through Paroz Ltd., a company controlled by Mr. Perko. $70,000 of the proceeds of this loan were used to decrease debt of BTM, and 100,000 was transferred to HOS (through Hila) to purchase additional shares of HOS. BSI, too, increased its equity interest in HOS by investing approximately $43,000 in HOS during this same period. As a result, the ownership percentages of BSI and Hila in HOS remained the same: 70% for Hila, 30% for BSI. Neither HOMI, its principal stockholders, management, nor its affiliates are affiliates of BSI.

         In May 2003, Mr. Perko, through Paroz, Ltd., a company controlled by him, loaned BTM $193,000. $93,000 of the proceeds of this loan was used to decrease debt of BTM, and $100,000 was transferred to HOS (through Hila) to purchase additional shares of HOS. BSI, too, increased its equity interest in HOS by investing approximately $42,000 in HOS during this same period. As a result, the ownership percentage of BSI and Hila remained the same: 70% of Hila and 30% of BSI.

         In May 2003, Mr. Perko, through Coventry Ltd., a Company controlled by him, loaned HOMI $8,000 for office expenses.

         The terms of the loans to BTM by Mr. Perko have yet to be determined.

         In June 2003, HOMI issued Mr. Rodia Mihali 1,000,000 shares of its common stock at $.50 per share for a total investment of $500,000. It also agreed to nominate Mr. Mihali as a director of HOMI and if elected, to issue him options to purchase 1,000,000 shares of HOMI common stock at $.50 per share. The options shall be issued at a rate of 40,000 per month and expire 30 days after the last issuance.


         In September 2002, Daniel Golan, an officer and director of Batim Bartech, received a loan of 300,000 rand (approximately $33,500) from Batim Bartech. According to The terms of the loan, interest is to accrue at a rate of 10.75% per annum. In 2003, Mr. Golan received an additional loan of $57,000. At March 31, 2003, Mr. Golan owed Batim Bartech approximately $90,000. The loan was partially repaid in May 2003.

         Neither  HOMI,  its  principal   stockholders,   management,   nor  its
affiliates are affiliates of BSI.

         The Israeli law firm Reif & Reif, represented BTM and BAI in its pre-merger transactions and during the merger transactions. The law firm of Mintz, Levin, Cohn, Globsky and Pepeo P.C., in New York City represented Hila, BTM and BSI in BSI's acquisition of 70% of HOS, and the stockholders agreement and stock option.

         The  New  York  based  law  firm  of  Schonfeld  &  Weinstein,   L.L.P.
represented BAI in its acquisition of BTM.


                  SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

         The selling shareholders shall initially sell their shares at $.50 per share. However, once a securities market, such as OTC Bulletin Board quotes the securities, the selling shareholders may thereafter sell at market prices or at privately Negotiated prices. This offering will continue until the shareholders are notified Otherwise. HOMI will keep this prospectus evergreen until the termination of this Offering. The selling shareholders may effect such transactions by selling the shares directly to purchasers or through broker-dealers that may act as agents. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents. Jacob Ronnel and Ariel Almog, directors of HOMI, have advised HOMI that they have not entered into any agreement with respect to the sale of their shares.

         The selling shareholders and any broker-dealers that act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of Section 2 (11) of the Act and any commission received by them and any profit on the resale of the shares might be deemed to be underwriting discounts and commissions under the Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Act. HOMI will not receive any proceeds from sales of the shares by the selling shareholders. Sales of the shares by the selling shareholders, or even the potential of such sales, could have an adverse effect on the market price of the common stock.

         There can be no assurance that selling shareholders will be able to sell some or all of the shares listed for sale herein. There is no established public trading market for common stock as of the date of this prospectus.

         HOMI will provide copies of Regulation M of the Securities Act of 1933 to all selling shareholders and inform each one that he/she is obligated to comply with the terms of this regulation.

         The following table sets forth certain information with respect to the selling shareholders for whom HOMI registering the shares for resale to the public. HOMI will not receive any of the proceeds from the sale of their shares. There are no material relationships between any of the shareholders and HOMI except as otherwise indicated. Beneficial ownership of the shares by each selling stockholder after the sale will depend on the number of shares sold by each selling stockholder. The shares offered by the selling shareholders are not being underwritten.



SELLING SHAREHOLDERS                        NUMBER OF SHARES OF   NUMBER OF SHARES   NUMBER OF SHARES     %OF CLASS
------------------------------------------  --------------------  ----------------  ------------------- ----------------
                                             COMMON STOCK HELD    BEING REGISTERED  HELD AFTER OFFERING   AFTER OFFERING
                                            --------------------  ----------------  ------------------- ----------------
A. Salomon Investments & Consulting
 Ltd . (7)                                               12,500             12,500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Abraham Barnett                                          25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Adagio Trading Ltd. (22)                                120,000             120000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Adam Stabholz  (1)                                       37,500             37,500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Agadi Consulting & Investments Ltd. (8)                  12,500             12,500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
AHD International Ltd. (9)                              269,950            269,950                    0  0.00%

------------------------------------------  --------------------  ----------------  -------------------  ----------------
AIG Private Bank Ltd. (31)                              500,000            500,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Alon Doron                                               25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Avi Kamar                                                 6,250              6,250                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Avinoam Unger                                            25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Avner Briner                                            100,000             50,000               50,000  0.22%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Baruch Ravid                                             28,500             28,500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Beta Corp. (23)                                          15,000             15,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Bryss Enterprises (24)                                   25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Bouyiakasha Limited  (10)                                31,250             31,250                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
C.M.N. S.A. (11)                                        375,000             75,000              300,000  1.30%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Calderstone Investment Ltd. (12)                        568,000            568,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Carmel Naftali, Adv. (Trustee)                           50,000             50,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Dan Margalit                                             12,500             12,500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Dan Cahal                                                25,000             25,000                    0  0.00%

------------------------------------------  --------------------  ----------------  -------------------  ----------------
Dan Eilat                                                25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
David Yakov                                              25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Dennis Berger                                            10,000             10,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Dov Shaked                                               25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Dror Dvir                                                12,800             12,800                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Efraim Rothschild                                        75,000             50,000               25,000  0.10%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Ehud Guth                                                18,750             18,750                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Einat Meiri                                              12,500             12,500                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Elishai Modlin, Adv (Trustee)                           125,000            125,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Ephrat Schneider                                         25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Eran Stabholz                                            50,000             25,000               25,000  0.10%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Ester Binjaminov                                         15,000             15,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Gadi Schneider                                           10,000             10,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Gal Briner                                               25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Gal Schneider                                            87,500             50,000               37,500  0.16%

------------------------------------------  --------------------  ----------------  -------------------  ----------------
Gershon Livne                                            62,500              62500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Geula Schneider                                          37,500             37,500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Ghanim Attili                                            37,500             37,500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Guy Bahry (2)                                           625,000             62,500              562,500  2.45%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Halkin Management  (25)                                  80,000              80000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Hanoch Keinan                                            50,000             50,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Henri Harel                                              25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Hillel Bronstein                                        400,000             400000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Ilan Bahry (2)                                          625,000             62,500              562,500  2.45%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Intellectual Property Registrars Ltd. (13)              432,000            432,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Iris Rosenheimer                                         12,500             12,500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Johann Reisler                                           12,500             12,500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Jonathan Stabholz (1)                                    50,000             25,000               25,000  0.10%
------------------------------------------  --------------------  ----------------  -------------------  ----------------

------------------------------------------  --------------------  ----------------  -------------------  ----------------
Joseph Stabholz, Adv. (Trustee)                         512,500             512500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Jutta Landau                                             25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
KRSL Investments&Management B.V.(22)                    125,000             125000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Lowood Trading Ltd. (14)                                100,000             50,000               50,000  0.22%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Lylan Foundation (32)                                   125,000            125,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Mobile Software (Israel) Ltd. (15)                      105,000             50,000               55,000  0.24%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Mordechai Sugarman                                       37,500             37,500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Moshe Balter                                             18,750             18,750                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Moti Mordechai                                           25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Nachshon Giloh                                           10,000             10,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Navot Tel Zur                                            12,500             12,500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Pinchas Cohen                                            12,500             12,500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Pine Street Technologies, LLC  (28)                       5,000              5,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Raz Tenenbaum                                             7,500              7,500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------

------------------------------------------  --------------------  ----------------  -------------------  ----------------
Robson Trading (27)                                      70,000              70000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Ronen Yoav Holdings Ltd. (16)                            25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Said Attili                                              37,500             37,500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Sari Schneider                                           37,500             37,500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Schonfeld & Weinstein (29)                               85,000              85000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Seaford Trading Corp. (26)                               10,000             10,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Shai Sheffer                                            150,000            100,000               50,000  0.22%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Shimon Blander Ltd. (17)                                 31,250             31,250                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Shlomo Ashkenazi                                         25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Tal Ekheizer                                             12,500             12,500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Tali Bahry (2)                                          625,000             62,500              562,500  2.45%
------------------------------------------  --------------------  ----------------  -------------------  ----------------

------------------------------------------  --------------------  ----------------  -------------------  ----------------
Uri Bahry (2)                                         1,000,000            100,000              900,000  3.91%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Windway Corporation (18)                                 25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Yair Solomon                                             12,500             12,500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Yoram Buchner                                            25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Yoram Zarfati                                            12,500             12,500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Yosef Tal                                                25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Yuval Kiriati Ltd. (19)                                  40,000             40,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Zipora Schneider                                         37,500             37,500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Zohar Halperin                                           37,500             37,500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Ariel Almog  (4)                                      3,326,917            220,000            3,106,917  13.51%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Jacob Ronnel  (5)                                     3,326,917            220,000            3,106,917  13.51%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Blackborn Financial consulting (1999)
 Ltd. (6)                                             3,326,917            220,000            3,106,917  13.51%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Eli Erlich                                              342,581            342,581                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Avraham Bahry  (2)                                      999,999            219,999              780,000  3.40%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Ice Meiden International Ltd. (3)                       200,000            200,000                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Regal Trust (20)                                        114,194            114,194                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------

------------------------------------------  --------------------  ----------------  -------------------  ----------------
Brasmil Ltd (21)                                         34,258             34,258                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Muscum Holding Ltd.(30)                                 250,000            250,000                    0  0
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Rodia Mihali                                          1,000,000            250,000              750,000  3.26%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
                                                     21,621,783          7,566,032           14,055,751  61.11%
------------------------------------------  --------------------  ----------------  -------------------  ----------------

1) Adam Stabholz is the brother of Joseph Stabholz. Jonathan Stabholz is the son of Joseph Stabholz.
2) Guy Bahry, Ilan Bahry, Tali Bahry are adult children of Avrahan Bahry. Uri Bahry is the adult brother of Avraham Bahry.
3) The principal of Ice Maiden International, Inc. is Daniel Golan. Mr. Golan is managing Director of Batim Bartech.
4) Ariel Almog is an officer and director of HOMI, BTM and HOS.
5) Jacob Ronnel is an officer and director of HOMI, BTM and HOS.
6) The principal of Blackborn Financial Consulting (1999) Ltd. is Benzion Perko, a promoter of BTM.
7) An Israeli public company traded on the Tel Aviv stock exchange.
8) Mr. Yoav Bar-Nathan is the beneficial owner.
9) Mrs. Hadas Ashlag-Sugerman is the beneficial owner.
10) Bouyiakasha Ltd. Is owned by Duk Investments (1988) Ltd., a registered company, which is beneficially owned by Mr. Joseph Amodai.
11) The beneficial owners of C.M.N.s.a. are Mr. Max Swerdlow, Mr. Israel Mokadi and Mr. Eliaw Zatalowski.
12) Calderstone Investment Ltd. Is beneficially owned by Mr. Daviv Langer.
13) The beneficial owner of shares held by Intellectual Property Registars Ltd. Is Mr. Dan Greenberg (through L. Holdings Ltd.).
14) The shares held by Lowood Trading Ltd. are beneficially owned by Mr. Oded Ben-Tal.
15)  Shares  held by Mobile  Software  (Israel)  Ltd.  are  owned by Mr.  Shmuel
Dechner.
16) Mr. Yoav Ronen is the beneficial owner of shares held by Ronen Yoav Hodlings Ltd.
17) Mr. Shimon Blander is the beneficial owner of shares held by Shimon Blander Ltd.
18) Shares held by Windway Corporation are held by Mr. Silvain Friedrich.
19) Mr. Yuval  Kirati is the  beneficial  owner of shares held by Yuval  Kiriati
Ltd.
20) Mr.  Brian Gruzd is the  beneficial  owner of shares held by Regal  Trustees
Ltd.
21) Shares held by Brasmil Ltd. are beneficially owned by Mr. David Cohen.
22) The beneficial owner and control person of shares held by Adagio Trading is Ilan Kenig.
23) The beneficial owner and control person of shares held by Beta Corp is Ivan Kantor.
24) The beneficial owner and control person of shares held by Bryss Enterprises is Amos Zamir.
25) The beneficial owner and control person of shares held by Halkin Management is Yael Veraro.
26) The beneficial owner and control person of shares held by Seaford Trading is Ami Mor.
27) The beneficial owner and control person of shares held by Robson Trading is Jacob Meller.
28) The beneficial owner and control person of shares held by Pine Street is David Goran.

29) The beneficial owners and control persons of shares held by Schonfeld & Weinstein, L.L.P. are Andrea I. Weinstein and Joel Schonfeld.
30) The beneficial owner and control person of shares held by Muscum Holding Ltd. is Sheila Willshire.
31) The beneficial owner and control person of shares held by AIG Private Bank Ltd. is Mr. Elishay Modlin.
32) Mr. Raymond George Harkub is the beneficial owner and control person of shares held by Lylan Foundation.
33) Mrs. Annie Veit is the beneficial owner and control person of shares held by Shaston Corporation.

                             ADDITIONAL INFORMATION

         HOMI has filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended with respect to the common stock offered hereby by shareholders. This prospectus omits certain information contained in the registration statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities, reference is hereby made to the Registration Statement and such exhibits filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 Or by calling the Commission at 1-800-732-0330. Copies of all or any portion of the registration statement may be obtained from the Public Reference Section of the Commission, upon payment of the prescribed fees. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Registration Statement. The address of the SEC's World Wide Web site is http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other documents referred to herein are not necessarily complete and. In each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified is all respect by such reference. We are not currently a reporting company under the Securities and Exchange act of 1934, and therefore we have not filed any reports with the Securities and Exchange Commission. Upon completion of this offering we intend to register under the Securities Act, and will be required to furnish to our security holders annual reports containing audited financial statements reported on by independent auditors, and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                          HOTEL OUTSOURCING MANAGEMENT

                       INTERNATIONAL INC. AND SUBSIDIARIES

                      (FORMERLY: BENJAMIN ACQUISITION INC.)



                        CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF DECEMBER 31, 2002





                                      INDEX

                                                                      PAGE
                                                                 ---------------

       REPORT OF INDEPENDENT AUDITORS                                   2

       CONSOLIDATED BALANCE SHEET                                     3 - 4

       CONSOLIDATED STATEMENTS OF OPERATIONS                            5

       STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY                    6

       CONSOLIDATED STATEMENTS OF CASH FLOWS                          7 - 8

       NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                9 - 27




                        - - - - - - - - - - - - - - - - -

                         REPORT OF INDEPENDENT AUDITORS

                             TO THE SHAREHOLDERS OF

                 HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC.

                      (FORMERLY: BENJAMIN ACQUISITION INC.)


       We have audited the accompanying consolidated balance sheet of Hotel Outsourcing Management International Inc. (Formerly: Benjamin Acquisition Inc.) (the "Company") and its subsidiaries as of December 31, 2002 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


       We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


       In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2002 and the consolidated results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.




Tel-Aviv, Israel                                      KOST FORER & GABBAY
June 15, 2003                                  A Member of Ernst & Young Global

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                           (FORMERLY: BENJAMIN ACQUISITION INC.)
CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS


                                                                               DECEMBER 31,
                                                                   NOTE            2002
                                                                ----------   ----------------
        ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                          162
   Short-term bank deposits                                                            26
   Trade receivables                                                                   88
   Related parties                                                  3                 106
   Other accounts receivable                                                            9
   Inventories                                                                         81
                                                                             ----------------
 Total Current assets                                                                 472
                                                                             ----------------
 LONG-TERM INVESTMENTS AND RECEIVABLES:
   Investments in an affiliated company                             4                  13
   Severance pay fund                                                                  16
                                                                             ----------------
                                                                                       29
                                                                             ----------------

 PROPERTY AND EQUIPMENT, NET:                                       5
   Minibars                                                                         1,627
   Other property and equipment                                                        15
                                                                             ----------------

                                                                                    1,642
                                                                             ----------------
 OTHER ASSETS:
   Contract rights, net                                             6                  49
                                                                             ----------------
 Total Assets                                                                       2,192
                                                                             ================

The accompanying notes are an integral part of the consolidated financial statements.

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                           (FORMERLY: BENJAMIN ACQUISITION INC.)

CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS (EXCEPT SHARE DATA)


                                                                                                        DECEMBER 31,
                                                                                           NOTE             2002
                                                                                        ----------    -----------------

     LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
   Short-term bank credit                                                                   7                   188
   Current maturities of long-term loans from banks and others                              9                   265
   Trade payables                                                                                               102
   Shareholders loans                                                                      16f                  329
   Other accounts payable and accrued expenses                                              8                   208
                                                                                                      -----------------

 Total current liabilities                                                                                    1,092
                                                                                                      -----------------

 LONG-TERM LIABILITIES:

   Long-term loans from banks and others                                                    9                   771
   Accrued severance pay                                                                                         17
   Deferred taxes                                                                           15                   18
                                                                                                      -----------------

                                                                                                                806
                                                                                                      -----------------

 COMMITMENTS AND CONTINGENT LIABILITIES                                                     10

 MINORITY INTEREST                                                                                              154
                                                                                                      -----------------
 STOCKHOLDERS' EQUITY:
   Share capital -                                                                          11
     Preferred - Authorized: 5,000,000 shares as of December 31, 2002; Issued and outstanding: 0 shares
     Common stock of $ 0.001 par value - Authorized: 30,000,000 shares as of
       December 31, 2002; Issued and outstanding - 22,000,000 shares                                             22
   Additional paid-in capital                                                                                   867
   Accumulated other comprehensive income                                                                        10
   Accumulated deficit                                                                                         (759)
                                                                                                      -----------------

 Total stockholders' equity                                                                                     140
                                                                                                      -----------------

 Total liabilities and stockholders' equity                                                                   2,192
                                                                                                      =================



The accompanying notes are an integral part of the consolidated financial statements.

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                           (FORMERLY: BENJAMIN ACQUISITION INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS (EXCEPT SHARE AND PER SHARE DATA)


                                                                                         YEAR ENDED DECEMBER 31,
                                                                                   ------------------------------------
                                                                         NOTE            2001                2002
                                                                      -----------  ----------------    ----------------
 Revenues                                                                 12                    607                 683
 Cost of revenues                                                                               476                 473
                                                                                   ----------------    ----------------

 Gross profit                                                                                   131                 210

 Operating expenses:
   Selling and marketing                                                                        (40)                (34)
   General and administrative                                                                  (171)               (487)
                                                                                   ----------------    ----------------

 Operating loss                                                                                 (80)               (311)
 Financial expenses, net                                                  13                    (57)                (49)
 Other expenses                                                           14                     --                 (85)
                                                                                   ----------------    ----------------

 Loss before taxes on income                                                                   (137)               (445)
 Taxes on income (benefit)                                                15                    (32)                 60
                                                                                   ----------------    ----------------

                                                                                               (105)               (505)
 Equity in earnings (losses) of affiliated companies                                              8                  (9)
 Minority interest in losses of subsidiaries, net                                                 3                  35
                                                                                   ----------------    ----------------

 Net loss                                                                                       (94)               (479)
                                                                                   ================    ================

 Basic and diluted net loss per share                                                        (0.008)             (0.022)
                                                                                   ================    ================

 Weighted average number of shares used in computing basic and
   diluted net loss per share                                                            11,850,000          21,816,667
                                                                                   ================    ================

The accompanying notes are an integral part of the consolidated financial statements.

                                                                                       HOTEL OUTSOURCING MANAGEMENT
                                                                                INTERNATIONAL INC. AND SUBSIDIARIES
                                                                              (FORMERLY: BENJAMIN ACQUISITION INC.)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS (EXCEPT SHARES DATA)


                                     NUMBER OF                       RECEIPTS                                    ACCUMULATED
                                     SHARES OF                         ON          ADDITIONAL    RECEIVABLES        OTHER
                                      COMMON          SHARE          ACCOUNT        PAID-IN       ON ACCOUNT     COMPREHENSIVE
                                       STOCK          CAPITAL       OF SHARES       CAPITAL       OF SHARES      INCOME (LOSS)
                                    -----------     -----------    -----------     -----------    -----------     -----------
Balance as of January 1, 2001        11,308,968              --            193              --             --               1

  Issuance of common stock in
    consideration for the
    acquisition of a subsidiary         200,000              --             --              50             --              --
  Issuance of common stock, net         491,032              12           (193)            207             --              --
  Shares issued to acquire HOMI
    through deemed conversion of
    convertible loan                 10,000,000              10             --             610           (220)             --
  Foreign currency translation
    adjustments                              --              --             --              --             --             (40)
  Net loss                                   --              --             --              --             --              --
                                    -----------     -----------    -----------     -----------    -----------     -----------

  Total comprehensive loss


Balance as of December 31, 2001      22,000,000              22             --             867           (220)            (39)

  Payment of receivables on
    account of shares                        --              --             --              --            220              --
  Foreign currency translation
    adjustments                              --              --             --              --             --              49
  Net loss                                   --              --             --              --             --              --
                                    -----------     -----------    -----------     -----------    -----------     -----------

  Total comprehensive loss


Balance as of December 31, 2002      22,000,000              22             --             867             --              10
                                    ===========     ===========    ===========     ===========    ===========     ===========


                                                                       TOTAL
                                     ACCUMULATED   COMPREHENSIVE    STOCKHOLDERS'
                                       DEFICIT          LOSS           EQUITY
                                     -----------     -----------     -----------
Balance as of January 1, 2001               (186)             --               8

  Issuance of common stock in
    consideration for the
    acquisition of a subsidiary               --              --              50
  Issuance of common stock, net               --              --              26
  Shares issued to acquire HOMI
    through deemed conversion of
    convertible loan                          --              --             400
  Foreign currency translation
    adjustments                               --             (40)            (40)
  Net loss                                   (94)            (94)            (94)
                                     -----------     -----------     -----------

  Total comprehensive loss                                  (134)
                                                     ===========

Balance as of December 31, 2001             (280)             --             350

  Payment of receivables on
    account of shares                         --              --             220
  Foreign currency translation
    adjustments                               --              49              49
  Net loss                                  (479)           (479)           (479)
                                     -----------     -----------     -----------

  Total comprehensive loss                                  (430)
                                                     ===========

Balance as of December 31, 2002             (759)             --             140
                                     ===========     ===========     ===========


The accompanying notes are an integral part of the consolidated financial statements

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                           (FORMERLY: BENJAMIN ACQUISITION INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

                                                                              YEAR ENDED DECEMBER 31,
                                                                              -----------------------
                                                                                  2001      2002
                                                                                 ------    ------
 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                         (94)     (479)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization                                                   77       152
     Increase (decrease) in accrued severance pay, net                                4        (9)
     Accrued interest and linkage difference on loans, net                           --        (7)
     Equity in losses (earnings) of affiliated companies                             (8)        9
     Loss on sale of property and equipment                                          --         2
     Minority interest in losses of subsidiaries, net                                (3)      (35)
     Deferred income taxes, net                                                     (32)       50
     Decrease (increase) in inventories                                               4       (18)
     Decrease (increase) in trade receivables                                        10       (25)
     Increase in related parties                                                    (33)      (72)
     Decrease (increase) in other accounts receivable                                (7)       23
     Increase (decrease) in trade payables                                          (20)       61
     Increase in other accounts payable and accrued expenses                         64        18
                                                                                 ------    ------

Net cash used in operating activities                                               (38)     (330)
                                                                                 ------    ------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                                (40)     (940)
  Proceeds from sale of property and equipment                                       --        15
  Investment in short-term bank deposits                                             --       (26)
  Long-term loan to an affiliate                                                    (70)       --
  Acquisition of a subsidiary (a)                                                     7        --
  Short-term loans to a shareholder                                                  --       (32)
                                                                                 ------    ------

Net cash used in investing activities                                              (103)     (983)
                                                                                 ------    ------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of shares, net                                                            26        --
  Issuance of shares to minority in subsidiary                                       --       193
  Proceeds from convertible loans                                                   400        --
  Payment of receivables on account of shares                                        --       220
  Proceeds from long-term loans from banks and others                                --       567
  Repayment of long-term loans from banks and others                               (153)     (171)
  Proceeds from loans from shareholders                                              --       329
  Short-term bank credit, net                                                       225       (51)
                                                                                 ------    ------

Net cash provided by financing activities                                           498     1,087
                                                                                 ------    ------

Effect of exchange rate changes on cash and cash equivalents                         (2)       12
                                                                                 ------    ------

Increase (decrease) in cash and cash equivalents                                    355      (214)
Cash and cash equivalents at the beginning of the year                               21       376
                                                                                 ------    ------

Cash and cash equivalents at the end of the year                                    376       162
                                                                                 ======    ======


The accompanying notes are an integral part of the consolidated financial statements.

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                           (FORMERLY: BENJAMIN ACQUISITION INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS


                                                                                               YEAR ENDED DECEMBER 31,
                                                                                          ----------------------------------
                                                                                               2001               2002
                                                                                          ---------------    ---------------

(a)        Fair value of assets acquired and liabilities assumed at the date of acquisition:

            Working capital, net (excluding cash and cash equivalents)                         (39)
            Property and equipment                                                            (169)
            Contract rights                                                                    (53)
            Long-term loan                                                                      90
            Investment in an affiliate prior to consolidation                                  141
            Minority interest                                                                  (13)
                                                                                          ---------------

                                                                                               (43)
          Issuance of common stock                                                              50
                                                                                          ---------------

          Acquired cash and cash equivalents                                                     7
                                                                                          ===============



 Supplemental cash flow activities:                                                            YEAR ENDED DECEMBER 31,
                                                                                          ----------------------------------
                                                                                               2001               2002
                                                                                          ---------------    ---------------

 (a) Non-cash transactions:
          Purchase of property and equipment                                                         79        63
                                                                                          ===============    ===============

          Shares issued to acquire HOMI through deemed conversion of convertible loans              400        -
                                                                                          ===============    ===============

 (b)      Cash paid during the year for interest                                                     36        61
                                                                                          ===============    ===============



The accompanying notes are an integral part of the consolidated financial statements.

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                           (FORMERLY: BENJAMIN ACQUISITION INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS (EXCEPT SHARE DATA)

NOTE 1:-      ORGANIZATION AND PRINCIPAL ACTIVITIES

              a. Hotel Outsourcing Management International Inc. ("HOMI") was incorporated under the laws of Delaware on November 9, 2000. The Company changed its name from Benjamin Acquisitions Inc. in January 2002.

                     Pursuant to the terms of an Agreement and Acquisition Plan (the "Agreement") dated December 28, 2001 between HOMI, Bartech Med and its shareholders, HOMI issued 12 million shares to the shareholders of Bartech Med in exchange for all of the outstanding share capital of Bartech Med, thus converting Bartech Med into a wholly owned subsidiary of HOMI.

                     HOMI had been inactive since inception, and was only involved in raising capital from investments. Prior to signing the Agreement, HOMI granted Bartech Med convertible loans that were converted into Bartech Med capital upon signing the Agreement. The acquisition plan between HOMI and Bartech Med was an acquisition by a non-operating corporation (HOMI) of an operating company (Bartech Med) that resulted in the owners and management of the operating company having operating control (54.5%) of the combined company subsequent to the transaction. The transaction has been accounted for as a "reverse acquisition" whereby Bartech Med (the accounting acquirer) is deemed to have acquired HOMI (the legal acquirer). Because HOMI was a non-operating shell company with nominal assets and Bartech Med was a private operating company, the acquisition was recorded as the issuance of stock for the net monetary assets of HOMI, accompanied by a recapitalization and no goodwill or other intangible assets were recorded. Comparative figures reflect the operations of Bartech Med.

              b. Bartech Mediterranean Ltd. ("Bartech Med") was incorporated under the laws of Israel in 1997.

                     Bartech Med is a provider of services to hotels.
                     Bartech Med is the exclusive distributor of Bartech Systems International and Bartech EMEA SARL (together: "Bartech Int.") in Israel, Jordan, and Turkey (see Note 10b). Bartech Int. is a manufacturer of computerized minibars for hotels.
                     Since inception, Bartech Med has sold and installed computerized minibars in hotels. In 1999, Bartech Med expanded its scope of operations to purchasing minibars and signing exclusive outsourcing agreements with hotels for the provision and operation of the minibars. The hotels receive a monthly commission computed as a percentage of the revenues. In addition, Bartech Med operates through subsidiaries and affiliates. For a description of Bartech Med's subsidiaries and affiliates. (See below, Note 1c.). The Company is dependent upon a sole supplier (Bartech Int.) to provide minibars custom built to client specifications. Failure of this supplier to supply the Company with products in a timely and satisfactory manner or termination of the exclusivity agreement could adversely effect the financial condition and operating results of the Company. (See Note 10b.). As for geographic markets and major customers. (See Note 12).
                     Hereinafter, HOMI and Bartech Med will be referred to as "the Company".

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                           (FORMERLY: BENJAMIN ACQUISITION INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS (EXCEPT SHARE DATA)

NOTE 1:-      ORGANIZATION AND PRINCIPAL ACTIVITIES (CONT.)

              c. Subsidiaries and Affiliates of the Company:

                     1. Commencing with the end of 1999, a 50% owned Israeli affiliate operates minibars in one hotel in Israel.

                     2. Commencing with the year 2000, a wholly owned Israeli subsidiary operates minibars in one hotel in Eilat, Israel. In June 2003, the wholly owned subsidiary terminated the contract with the hotel. (See Note 17d).

                     3. Commencing with the year 2000, a 50% owned affiliate commenced operations in South Africa. As of December 31, 2002, this company operates minibars in two hotels in Johannesburg South Africa. Bartech Med's holdings in this affiliate are via its 100% ownership of a company incorporated in the British Virgin Islands. Subsequent to balance sheet date an additional contract with a hotel was signed. (See
                            Note 17a).

                            On  October  1,  2001,  the  Company   purchased  an
                            additional 10% of the shares of the affiliate in South Africa increasing its ownership interest to 60%. Henceforth, operations of the subsidiary have been included in the consolidated financial statements of the Company. Since this acquisition was completed after June 30, 2001, it is subject to the accounting under Statement of Financial Accounting Standard ("SFAS") No. 141 "Business Combination" and SFAS No. 142 "Goodwill and Other Intangible Assets".

                            The acquisition was accounted for in accordance with the purchase method of accounting. The purchase price consisted of 200,000 shares of the Company's shares of Common stock (total estimated fair value of $50 - based on last stock cash transaction in the Company). The purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the acquisition date. The purchase price was allocated mainly to contract rights of the subsidiary and will be amortized over a period of ten years commencing October 2001 (See Note 6).

                            The following represents the unaudited pro-forma revenues, net loss and earnings per share for the year ended December 31, 2001 assuming that the acquisition had been consummated as of January 1, 2001.

                             Revenues                       666
                             Net loss                      (109)
                             Earnings per share          (0.009)

                     4. Commencing with the year 2001, through a wholly owned U.S. subsidiary, the Company formed a 70% owned subsidiary in the U.S. and commenced outsourcing operations in the U.S. In August 2002 the subsidiary completed installation and commenced operating minibars in a 805 rooms hotel in San Francisco. The remaining 30% is held by Bartech Int.
                            - the Company's major supplier of minibars (see Note
                            10d). Subsequent to balance sheet date an additional contract was signed regarding a hotel in N.Y. (See
                            Note 17a).

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                           (FORMERLY: BENJAMIN ACQUISITION INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS (EXCEPT SHARE DATA)


NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES

              The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP").

              a.     Use of estimates:

                     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

              b.     Financial statements in U.S. dollars:

                     The majority of the Company's sales is in dollars or in dollar linked currencies. In addition, the majority of the Company's financing is received in U.S. dollars. Accordingly, the Company has determined the U.S. dollar as the currency of its primary economic environment and thus, its functional and reporting currency. Non-dollar transactions and balances have been remeasured into U.S.
                     dollars in accordance with Statement of Financial Accounting Standard No. 52 "Foreign Currency Translation" ("SFAS No. 52"). All transaction gains and losses from the remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statement of operations as financial income or expenses, as appropriate.

                     The financial statements of a foreign subsidiary, whose functional currency is not the U.S. dollar, have been translated into U.S. dollars. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Statement of operations amounts have been translated using the average exchange rate for the period. The resulting translation adjustments are not included in determining net loss but are reported in a separate component of accumulated other comprehensive income (loss) in stockholders' equity.

              c.     Principles of consolidation:

                     The consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany transactions and balances, including profits from intercompany sales not yet realized outside the group, have been eliminated in consolidation.

              d.     Cash and cash equivalents:

                     The  Company   considers  all  highly  liquid   investments
                     purchased with maturities of three months or less at the date acquired to be cash equivalents.

              e.     Short-term bank deposits:

                     The Company classifies bank deposits with maturities of more than three months and less than one year as short-term deposits. Short-term deposits are presented at cost, including accrued interest.
                     The deposits are in NIS and the weighted average interest rate in 2002 was 7%.

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                           (FORMERLY: BENJAMIN ACQUISITION INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              f.     Inventories:

                     Inventories are stated at the lower of cost or market value. Inventory write-offs are provided to cover risks arising from slow moving items. Cost is determined using the "first-in, first-out" method. Inventories are composed of the food products and drinks sold at the minibars in hotels.

              g.     Property and equipment:

                     Property and equipment are stated at cost net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, at the following annual rates:

                                                                                        %
                                                                    ------------------------------------------
                     Minibars                                           10% or over the term of the hotel
                                                                    agreement (mainly 8-10 years), whichever
                                                                                 is the shorter
                     Computers and electronic equipment                              15 - 33
                     Office furniture and equipment                                     7


              h.     Other assets:

                     Contract rights for operating minibars in hotels in South Africa are amortized using the straight-line method over the contracts periods with the hotels - 10 years.

              i.     Impairment of long lived assets:

                     The Company's long-lived assets and certain identifiable intangibles are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144") whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

                     In  2001  the  Company  and its  subsidiaries  periodically assessed  the  recoverability  of the  carrying  amount  of property and equipment, and provides for any possible impairment loss, based upon the difference between the carrying amount and fair value of such assets, in accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS No. 121").

                     As of December 2001 and December 2002, no impairment losses have been identified.

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                           (FORMERLY: BENJAMIN ACQUISITION INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              j.     Revenue recognition:

                     Revenues are mainly derived from operating minibars through exclusive long-term revenue sharing agreements with hotels. Also the Company assigned its exclusive rights for marketing Bartech Int. products in Turkey to a Turkish company.

                     Revenues from product sales derived from outsourcing activity (minibar's content), under the exclusive long-term revenue sharing agreements with hotels, are recognized net of the hotel's portion, in accordance with Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" ("SAB No. 101") when delivery has occurred, persuasive evidence of an arrangement exists, the vendor's fee is fixed or determinable and collectibility is probable. The Company determines such revenues by receiving confirmation of sales from hotels using its minibars (see
                     Note 10a). Revenues from these operations for the years ended December 31 2001 and 2002 amounted to $ 596 and $ 683, respectively.

                     Revenues from royalties earned from minibar sales due from a Turkish company, under the assignment of the exclusive marketing rights of Bartech Int. in Turkey, are determined based on a specific percentage of its revenues, and recognized when such royalties are reported to the Company (See Note 10b). Revenues from royalties for the years ended December 31, 2001 and 2002 were $ 11 and $ 0, respectively.

                     There were no revenues from any other sources for the years ended December 31, 2001 and 2002.

              k.     Investments in affiliates:

                     The investment in companies over which the Company can exercise significant influence (generally, entities in which the Company holds 20% to 50% of ownership or voting rights) is presented using the equity method of accounting. The Company generally discontinues applying the equity method when its investment (including advances and loans) is reduced to zero and it has not guaranteed obligations of the affiliate or otherwise committed to provide further financial support to the affiliate. Where the Company's share of an affiliate's losses is greater than the investment in such an affiliate and in which the Company has guaranteed obligations of the affiliate, the excess amount is presented as a liability.

              l.     Start-up and pre-operating costs:

                     Start-up and pre-operating costs are expensed as incurred in accordance with SOP 98-5 "Reporting on the Costs of Start-Up Activities" ("SOP No. 98-5").

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                           (FORMERLY: BENJAMIN ACQUISITION INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              m.     Income taxes:

                     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). This Statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary to reduce the amount of deferred tax assets to their estimated realizable value.

              n.     Concentrations of credit risk:

                     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade receivables. The majority of the Company's cash and cash equivalents is invested in interest bearing dollar and dollar-linked instruments or in NIS deposits and South African Rand bearing interest with major Israeli, U.S. and South African banks. Such deposits in the United States may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company's investments are financially sound, and accordingly, minimal credit risk exists with respect to these investments.

                     The Company performs ongoing credit evaluations of its customers and generally does not require collateral. To date, the Company has not experienced any material losses. An allowance for doubtful accounts is provided with respect to those amounts that the Company has determined to be doubtful of collection. No allowance was deemed necessary for the years ending December 31, 2001, and 2002.

                     The Company has no off-balance sheet concentration of credit risk, such as foreign exchange contracts or other foreign currency hedging arrangements.

              o.     Severance pay:

                     The Company's liability for severance pay is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment as of balance sheet date. Employees are entitled to one month's salary for each year of employment, or a portion thereof. The Company's liability in Israel is fully provided by monthly deposits with insurance policies and by an accrual. The value of these policies is recorded as an asset in the Company's balance sheet.

                     The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

                     Severance pay expenses for the years ended December 31, 2001 and 2002 amounted to $ 16 and $ 19, respectively.

              p.     Basic and diluted net loss per share:

                     Basic net loss per share is computed based on the weighted average number of Common shares outstanding during each year. Diluted loss per share is computed based on the weighted average number of Common shares outstanding during each year, plus dilutive potential Common shares considered outstanding during the year, in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128").

                     Shares issued at par value are recorded as outstanding shares for all reported periods in the same manner as stock issued as a stock dividend or a stock split. All share and per share amounts have been retroactively adjusted to reflect such issuance.

              q.     Fair value of financial instruments:

                     The financial instruments of the Company consist mainly of cash and cash equivalents, short-term bank deposits, trade receivables, other accounts receivable, short-term bank credit, trade payables, other accounts payable and long-term loans from banks and others.

                     In view of their short term nature, the fair value of the financial instruments included in working capital of the Company is usually identical, or close, to their carrying value. The fair value of long-term loans also approximates the carrying value, since they bear interest at rates approximating the prevailing market rates.

              r.     Impact of recently issued accounting standards:

                     In June 2002, the FASB issues SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which addresses significant issue regarding the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities. SFAS No. 146 requires that costs associated with exit or disposal activities be recognized when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is effective for all exit or disposal activities initiated after December 31, 2002. The Company does not expect the adoption of SFAS No. 146 to have a material impact on its results of operations or financial position.

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                           (FORMERLY: BENJAMIN ACQUISITION INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

                     In January 2003, the FASB issued FASB Interpretation 46 (FIN 46), Consolidation of Variable Interest Entities. FIN 46 clarifies the application of Accounting Research Bulletin 51, Consolidated Financial Statements, for certain entities that do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties or in which equity investors do not have the characteristics of a controlling financial interest ("variable interest entities"). Variable interest entities within the scope of FIN 46 will be required to be consolidated by their primary beneficiary. The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity's expected losses, receives a majority of its expected returns, or both. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Company is in the process of determining what impact, if any, the adoption of the provisions of FIN 46 will have upon its financial condition or results of operations and does not expect the adoption of FIN 46 to have a material impact on its results of operations on financial position.


NOTE 3:-       RELATED PARTIES
                                                                                     DECEMBER 31,
                                                                                         2002
                                                                                   ----------------
               Shareholders (see Note 16h) (1)                                                  75
               Affiliate (see Note 16c) (2)                                                     31
                                                                                   ----------------
                                                                                               106
                                                                                   ================

              (1) Balance of $ 32 is a loan in South Africa Rand, and bears annual interest of 10.75%. The rest of the balance bears no interest.

              (2)    The balances bears no interest.


NOTE 4:-      INVESTMENTS IN AN AFFILIATED COMPANY

               Total investments in an affiliated company                                       13
                                                                                  =================
               (a) As follows:
                          Net equity as at purchase date                                         1
                          Changes commencing with purchase date:
                          Accumulated profits                                                   12
                                                                                  -----------------
                                                                                                13
                                                                                  =================

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                           (FORMERLY: BENJAMIN ACQUISITION INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS



NOTE 5:-       PROPERTY AND EQUIPMENT, NET
                                                                                                           DECEMBER 31,
                                                                                                               2002
                                                                                                        -----------------
               Cost:
                 Minibars                                                                                       1,878
                 Computers and electronic equipment                                                                22
                 Office furniture and equipment                                                                    14
                                                                                                        -----------------

                                                                                                                1,914
                                                                                                        -----------------
               Accumulated depreciation:
                 Minibars                                                                                         251
                 Computers and electronic equipment                                                                 9
                 Office furniture and equipment                                                                    12
                                                                                                        -----------------

                                                                                                                  272
                                                                                                        -----------------

               Depreciated cost                                                                                 1,642
                                                                                                        =================

              Depreciation expenses amounted to $ 75 and $ 147 for the years ended December 31, 2001 and 2002, respectively.

              As for liens, see Note 10f.


NOTE 6:-       CONTRACT RIGHTS, NET
                                                                                                           DECEMBER 31,
                                                                                                               2002
                                                                                                        -----------------

               Cost                                                                                               53
               Accumulated amortization                                                                           (7)
               Effect of exchange rate change                                                                      3
                                                                                                        -----------------
                                                                                                                  49
                                                                                                        =================


              Amortization expenses amounted to $ 2 and $ 5 for the years ended December 2001 and 2002, respectively. The expected amortization expenses for the next 5 years are $ 5 per year.

              Also see Notes 1c and 2h.

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                           (FORMERLY: BENJAMIN ACQUISITION INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

NOTE 7:-      SHORT-TERM BANK CREDIT

              As of December 31, 2002, the Company and its subsidiaries have authorized credit lines from a bank in the amount of $ 128, denominated in NIS and bearing interest at the rate of Prime + 3 %.

              An amount of $ 108 is outstanding at December 31, 2002. The Company pays quarterly fees for maintaining its credit line at the rate of 0.375%. Credit line expires on March 31, 2003.

              An additional amount of $ 80 is outstanding as a short term loan, bearing annual interest of 12% as of December 31, 2002.


NOTE 8:-      OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES
                                                                                                          DECEMBER 31,
                                                                                                              2002
                                                                                                        -----------------
               Payables in respect of "revenue sharing" agreement                                               83
               Payables for property and equipment                                                              63
               Accrued expenses                                                                                  9
               Employees and payroll accruals                                                                   14
               Government authorities                                                                           39
                                                                                                        -----------------
                                                                                                               208
                                                                                                        =================


NOTE 9:-      LONG-TERM LOANS

              a. Composed as follows:
                                                                                          ANNUAL         DECEMBER 31,
                                                                                      INTEREST RATES         2002
                                                                                     ----------------  -----------------
                      Banks:
                        In U.S. dollars                                                    10%                  541
                        In U.S. dollars or linked thereto                             Libor + 2.25%             254
                        In Euros                                                           9.7%                 130
                                                                                                       -----------------
                                                                                                                925
                                                                                                       -----------------

                      Minority shareholder loan to subsidiary                            Libor+2%               111
                                                                                                       -----------------

                      Total                                                                                   1,036
                      Less-current maturities                                                                  (265)
                                                                                                       -----------------

                                                                                                                771
                                                                                                       =================

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                           (FORMERLY: BENJAMIN ACQUISITION INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS


NOTE 9:-      LONG-TERM LOANS (CONT.)

              b.     Aggregate   maturities   of   long-term   loans  for  years
                     subsequent to December 31, 2002 are as follows:

                      Year                                                       AMOUNT
                                                                           ------------------
                      2003                                                              265
                      2004                                                              267
                      2005                                                              182
                      2006                                                              110
                      2007                                                              101
                      Repayment date is yet undetermined (to be paid
                        not before April 1, 2004)                                       111
                                                                           ------------------
                                                                                      1,036
                                                                           ==================


NOTE 10:-     COMMITMENTS AND CONTINGENT LIABILITIES

              a. The Company and its affiliate have contractual obligations to hotels in regard to operating minibars in hotel rooms. These minibars are owned by the Company and its affiliate. Several hotels have a contractual purchase option granted which allows them to purchase and operate the minibars during the agreement period and receive a reduction in the purchase price relative to the term of the operating agreement that has already elapsed

              b. The Company is the exclusive distributor of Bartech Int. - manufacturer of computerized minibars (see Note 1) in Israel, Jordan and Turkey. The agreements with Bartech Int. have one year terms and automatically renewed for up to 3 years ending December 31,2003 if neither party gives termination notice. There are distribution or revenue milestones, which, if not achieved, permit Bartech Int. to terminate the exclusivity of the Company. In 2001 the company did not meet the marketing targets but the contract was renewed and no targets were set for 2002 and 2003.

                     The Company assigned its exclusive rights for marketing Bartech Int. products in Turkey to a Turkish company and collects royalties from the Turkish company's sales of these products.

              c. In 1998, the Company entered into a "revenue sharing" agreement to operate minibars in one hotel. As consideration for the minibars, the other company is entitled to receive a percentage of the Company's proceeds received from that hotel during six years commencing in 1999. The other company's share in revenue in regard with this agreement, which was not yet paid during the reporting periods was recorded as "payables in respect of revenue sharing agreement" in the amounts of $ 83 in the year 2002.

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                           (FORMERLY: BENJAMIN ACQUISITION INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

NOTE 10:-     COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

              d. In October 2001, the Company established a wholly owned subsidiary in the United States. The wholly owned subsidiary established another U.S. company - Hotel Outsourcing Services Inc. (hereinafter HOS) to provide outsourcing services to hotels using minibars manufactured by Bartech Int. (manufacturers of minibars - see Note 1). The Company currently owns 70% of HOS and Bartech Int. hold 30%. Both sides contributed their equity participation in cash during February 2002 and an additional equity participation in November 2002 and May 2003.

                     Bartech Int. will not refer outsourcing leads in the U.S. to any person other than HOS and will not, without the Company's consent, knowingly sell, rent or license its minibars in the U.S. to any person who intends to use them in outsourcing for hotels; provided, that Bartech Int. may refer outsourcing leads or sell, rent or license minibars to hotels (i) which have pre-existing relationships with outsourcing vendors other than HOS, or (ii) to which HOS is not able or not willing to provide outsourcing.

                     As part of the shareholders agreement, the minority shareholders (Bartech Int) were awarded several consent rights in regard with certain transactions such as disposition of assets and capital raising issues. The shareholders' agreement does not provide Bartech Int with any consent rights regarding operational issues such as approval of annual budget and executive compensation or employment of management personnel

                     HOS purchases minibars from Bartech Int. at a 15% discount from its then current US price list. First installation was completed in July 2002.

                     Bartech Int., was granted on October 1, 2001 an option, according to which, during the eighteen months subsequent to its purchasing 30% of HOS, will have an option to increase its holdings in HOS up to 50% in consideration of the purchase price per share that equals to the equity value per share (the equity value is the aggregate dollar amount of equity capital contributions made prior to the exercise of the option, divided by the number of shares then outstanding). If the option is exercised after 12 months from the grant date the purchase price shall be 115% of the equity value. Subsequent to balance sheet date, this option expired and was not exercised.

                     Also on October 1, 2001 an option was granted that, subsequent to installation of at least 5,000 minibars in hotels in the U.S by HOS and for a period of 60 months thereafter, Bartech Int. shall have the option to purchase all shares issued by HOS for a price that shall reflect the value of the U.S. subsidiary according to the higher of (a) $2.25 multiplied by the number of minibars operated by HOS (minimum of $ 11,250) or (b) HOS net after tax income, determined in accordance with U.S. generally accepted accounting principles, for the 12 full months completed prior to the month the option is exercised, multiplied by 15.

              e. Shareholders of the Company gave unlimited personal guarantees to a bank in respect of the Company liabilities. Total liabilities of the Company to the bank as of December 31, 2002 were in the amount of approximately $ 442.

                     A shareholder of the company participated in the U.S. 70% held subsidiary long term bank loan received in September 2002, in that he deposited $550 with the bank and that such funds represent the source of the loan. The subsidiary pays the bank and the shareholder receives from the bank a portion of the interest. Until December 31, 2003, the bank has the right to purchase the shareholder's participation. In the event of the subsidiary default in its payments he may require the bank to assign him its rights in the loan, including all the security and collateral consisting of the equipment, all accounts and contract rights arising from the agreement with the hotel and the corporate guarantees given to the lending bank. The balance of the loan as of December 31, 2002 amounted to $541.

              f. Liens have been placed on all Company assets, including rights to receive amounts due from customers, in favor of banks as security for amounts due. Total liabilities that are secured by these liens as of December 31, 2002 amount to approximately $ 1,113.

              g. The Company is committed to pay consultants fee of $70 upon completion of registration of shares and commencement of trading on a stock exchange.

                     According to an agreement between the Company and one of its shareholders this contingent liability will be paid by a shareholder.

              h. In April 2002, the company signed employment agreements with several of its senior officers who are also shareholders. The total annual consideration paid to these officers is approximately $245. The agreements also entitle the officers to bonuses. The formula of determining these bonuses is to be decided in the future. As of December 31, 2002, no bonuses are due.


NOTE 11:-     STOCKHOLDERS' EQUITY

              Stockholders' Rights:

              In the reverse acquisition, the historical outstanding shares of the legal acquirer are deemed to be the shares issued by the accounting acquirer. The common shares confer upon the holders the right to receive a notice to participate and vote in the general meetings of the Company and to receive dividends, if and when declared.

              Preferred shares rights are yet to be determined.

              In December 2001, HOMI completed an issuance of 6.5 million shares of Common stock to private investors, thereby raising an amount of $ 650 of which $ 220 was paid in February 2002.

              On December 28, 2001 HOMI issued 12 million shares of Common stock to the shareholders of Bartech Med in exchange for all the outstanding share capital of Bartech Med. These shares have been deemed to be the historically outstanding shares of Bartech Med in the reverse acquisition.

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                           (FORMERLY: BENJAMIN ACQUISITION INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS


NOTE 11:-     STOCKHOLDERS' EQUITY (CONT.)

              During the years 2001 and 2002, Bartech Med issued shares of Common stock as follows:

              In November 2001 491,032 Common shares were issued to private investors at $ 0.42 per share for total proceeds of $ 209 of which $ 193 that were received in 2000.

              In October 2001, 200,000 shares of Common stock were issued as consideration for acquisition of an additional 10% interest in a South African affiliate at a value of the shares acquired of $50 (see Note 1c3)

              In November 2001, 11,245,528 shares of Common shares were issued to founders of Bartech Med at par value ($0.001). This issuance is reflected in a manner similar to a stock split effected as stock dividend in accordance with the provisions of SEC Staff Accounting Bulletin Topic 4d "Earnings per Computations in an Initial Public Offering". Therefore, all share and per share data were retroactively adjusted to reflect the issuance.

              HOMI  considers   adopting  an  Employee  Stock  Option  Plan  for
              management and key employees in which between 2,000,000 and 3,000,000 options would be issued. However as of June 2003, no such plan has been adopted.


NOTE 12:-     CUSTOMERS AND GEOGRAPHIC INFORMATION

              The Company manages its business on a basis of one reportable segment (see Note 1a for a brief description of the Company's business) and follows the requirements of Statement of Financial Accounting Standard No. 131 "Disclosures About Segments of an Enterprise and Relation Information" ("SFAS No. 131").

              a. Major customers' data as a percentage of total sales to unaffiliated customers:


                                                   YEAR ENDED DECEMBER 31,
                                             -----------------------------------
                                                   2001               2002
                                             ----------------   ----------------

                      Customer A                   46%               27.6%
                      Customer B                   14%               17.7%
                      Customer C                   13%                7.7%
                      Customer D                   12%                7.4%
                      Customer E                    -                20.5%
                      Customer F                    -                11.7%

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                           (FORMERLY: BENJAMIN ACQUISITION INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

NOTE 12:-     CUSTOMERS AND GEOGRAPHIC INFORMATION (CONT.)

              b. Breakdown of Consolidated Sales to unaffiliated Customers according to Geographic Regions:

                                              YEAR ENDED DECEMBER 31,
                                        -----------------------------------
                                              2001              2002
                                        ----------------  -----------------

                      Israel                  90%                51%
                      South Africa            10%                29%
                      USA                      -                 20%
                                        ----------------  -----------------

                      Total                   100%              100%
                                        ================  =================


              c. As of December 31, 2002, $ 286 of the consolidated long-lived assets were located in South Africa and $ 480 were located in Israel and $ 876 in USA.


NOTE 13:-     FINANCIAL EXPENSES, NET
                                                    YEAR ENDED DECEMBER 31,
                                                 ------------------------------
                                                    2001               2002
                                                 -------------   --------------
               Financial expenses, net:
               Interest on long-term bank loans        51                 76
               Other, net                               6                (27)
                                                 -------------   --------------
                                                       57                 49
                                                 =============   ==============


NOTE 14:-     OTHER EXPENSES

              Professional fee expenses were incurred in connection with the process of registration of the Company's shares in the stock exchange that was not completed.

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                           (FORMERLY: BENJAMIN ACQUISITION INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

NOTE 15:-     INCOME TAXES

              a. The subsidiaries in Israel are subject to a 36% corporate tax rate. The South African subsidiary is subject to a 30% corporate tax rate. The U.S. subsidiary is subject to a 15% -35% corporate tax rate.

              b. Pursuant to the Income Tax (Inflationary Adjustments) Law - 1985, results for tax purposes in Israel are measured in real terms, in accordance with changes in the Israeli Consumer Price Index. However, Paragraph 9(f) of Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), prohibits the recognition of deferred tax liabilities or assets that arise from differences between the financial reporting and tax bases of assets and liabilities that are remeasured from the local currency into U.S. dollars using historical exchange rates and that result from changes in exchange rates or indexing for tax purposes.

              c. The subsidiary in the U.S. is subject to both federal and state tax. The federal tax is determined according to taxable income, for the first $50 taxable income the rate is 15%. In addition, a 9.3% California state tax is applicable.

              d. As of December 31, 2002 Bartech Med and a subsidiary in Israel had approximately $668 Israeli net operating loss carryforwards. As of December 31, 2002, HOMI and a U.S subsidiary had approximately $302 U.S net operating loss carryforwards. Utilization of U.S. net operating losses may be subject to substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitations may result in the expiration of net operating losses before utilization. The loss carryforwards in Israel have no expiration date.

              e.     Deferred income taxes:

                     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company and its subsidiary's deferred tax assets are as follows:

                                                                                                              DECEMBER 31,
                                                                                                                  2002
                                                                                                            ----------------

                      Operating loss carryforwards                                                                      335
                      Temporary differences in regard to expenses and property and equipment, net                       (45)
                                                                                                            ----------------

                      Net deferred tax asset before valuation allowance                                                 290
                      Valuation allowance                                                                              (308)
                                                                                                            ----------------
                      Net deferred tax (foreign)                                                                        (18)
                                                                                                            ================

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                           (FORMERLY: BENJAMIN ACQUISITION INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

NOTE 15:-     INCOME TAXES (CONT.)

                     As of December 31, 2002, the Company and its subsidiaries have provided valuation allowances of $308 in respect of deferred tax assets resulting from tax loss and temporary differences. Management currently believes that it is more likely than not that the deferred tax regarding the loss carryforward and other temporary differences will not be realized in the foreseeable future. In the year 2002, the valuation allowance increased by $218.
                     Deferred   tax   liability   is   presented   in  long-term
liabilities.

              f.     Composition of income taxes:

                                                                                             YEAR ENDED DECEMBER 31,
                                                                                       -----------------------------------
                                                                                             2001               2002
                                                                                       ----------------   ----------------
                      Current taxes                                                             --                 (10)
                      Deferred taxes                                                            32                 (50)
                                                                                       ----------------   ----------------
                                                                                                32                 (60)
                                                                                       ================   ================
              g.     Breakdown of losses (income) before taxes:


                      Israel                                                                    86                 258
                      South Africa                                                              51                (115)
                      U.S.A.                                                                    --                 302
                                                                                       ----------------   ----------------
                      Total                                                                    137                445
                                                                                       ================   ================


              h. The main reconciling items between the statutory tax rate of the Company and the effective tax rate are the non-recognition of tax benefits from accumulated net operating losses carryforward among the various subsidiaries worldwide due to the uncertainty of the realization of such tax benefits.


NOTE 16:-     RELATED PARTIES

              a. The following transactions with shareholders are included in the financial statements as follows:


                                                                                             YEAR ENDED DECEMBER 31,
                                                                                       -----------------------------------
                                                                                             2001               2002
                                                                                       ----------------   ----------------

                      Selling and marketing expenses                                            25                --
                                                                                       ================   ================

                      General and administrative *)                                            105                261
                                                                                       ================   ================

                      *)Including officer salaries and management fees                         105                219
                                                                                       ================   ================


              b.     Guarantees  and  participation  of  shareholders - see Note
                     10e.

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                           (FORMERLY: BENJAMIN ACQUISITION INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

NOTE 16:-     RELATED PARTIES (CONT.)

              c. During the years 2001 and 2002, affiliated companies paid the Company, reimbursement of expense and management fees in the amount of $ 28 and $ 38, respectively.

              d.     During  2001,  the  Company  received   installation   fees
                     amounting to $ 10 from an affiliate in South Africa. In 2002 no installation fees were received.

                     This transaction is included in the financial statements as revenues.

              e.     As for balances as of December 31, 2002 - see Note 3.

              f. Shareholder's loans amounting to $329 were received during the year 2002. Terms as to interest and repayment dates have not been determined.

              g.     As to shareholder  commitment to pay consultants  fees, see
                     Note 10g.

              h. A subsidiary granted a loan to a shareholder amounting to $ 32 as of balance sheet date. The loan is in South African Rand and bears 10.75% annual interest (see Note 3).

              i. As of December 31, 2002 there is minority shareholder loan to subsidiary amounting to $ 111 (see Note 9).


NOTE 17:-     SUBSEQUENT EVENTS

              a. In March 2003 the Company signed additional outsourcing agreements with 3 hotels, in New York, in South Africa and in Israel for a total of approximately 740 units.

              b. In April 2003, the Company signed a 10 year agreement with Bartech EMEA SARL according to which the Company will provide outsource services to hotels on an exclusive basis, in all European and other territories in which Bartech is active using Bartech minibars which the Company will purchase from Bartech.

              c. In May 2003, an additional capital raising of $ 143 was completed in the U.S. subsidiary. The Company provided its share of $ 100 and the minority invested an additional $
                     43. These funds were used to finance the minibars for the New-York hotel. A shareholder of the Company invested during April and May 2003 $ 198 through loans whose terms and repayment schedule were yet to be determined.

              d. In May 2003, the company decided to terminate the operation of minibars in 1 hotel in Eilat and reached an agreement with the hotel. These minibars were sold to a third party. This transaction is not expected to have a material impact on the financial statements.

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                           (FORMERLY: BENJAMIN ACQUISITION INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

NOTE 17:-     SUBSEQUENT EVENTS (CONT.)

              e. In May 2003, an amount of $193 was received by the Company as a loan from its shareholders. Terms and repayment schedule are yet to be determined. Out of this amount, $100 was invested in the U.S. subsidiary.

              f. In June 2003, the Company signed an agreement with an investor according to which the Company will issue to the investor 1,000,000 shares of Common Stock for $500. After the registration of the Company's shares on the OTCBB Stock Exchange, the Company will resolve to nominate the investor as a director in the Company.

                     It was also decided that the investor, as a director, will be entitled to 1,000,000 Stock Options to be exercised for a fixed price of 50 cents per option. The options will be allocated to the investor on a monthly basis, 40,000 each month, over a period of 25 months and exercisable up to 26 months from date of nomination as director.



                                   -----------

                          HOTEL OUTSOURCING MANAGEMENT
                       INTERNATIONAL INC. AND SUBSIDIARIES
                     (FORMERLY: BENJAMIN ACQUISITIONS INC.)


                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                              AS OF MARCH 31, 2003

                                 IN U.S. DOLLARS

                                    UNAUDITED

                                    I N D E X


                                                                  PAGE



INTERIM CONSOLIDATED BALANCE SHEET                                2 - 3

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS                       4

INTERIM STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY               5

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS                       6

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS                7 - 8

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                          (FORMERLY: BENJAMIN ACQUISITIONS INC.)


INTERIM CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS


                                                              MARCH 31,
                                                                 2003
                                                           ----------------
                                                              UNAUDITED
                                                           ----------------
 ASSETS:

 CURRENT ASSETS:
 Cash and cash equivalents                                         118
 Short-term bank deposits                                           67
 Trade receivables                                                  77
 Related parties                                                     6
 Other accounts receivable                                         154
 Inventories                                                        79
                                                           ----------------

 Total current assets                                              501
                                                           ----------------


 LONG-TERM INVESTMENTS AND RECEIVABLES:
 Investments in affiliated company                                  13
 Severance pay fund                                                 19
                                                           ----------------

                                                                    32
                                                           ----------------


 PROPERTY AND EQUIPMENT, NET:
 Mini-bars                                                       1,597
 Other property and equipment                                       16
                                                           ----------------

                                                                 1,613
                                                           ----------------
 OTHER ASSETS:
 Contract rights, net                                               51
                                                           ----------------

 Total assets                                                    2,197
                                                           ================





The accompanying notes are an integral part of the consolidated financial statements.

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                          (FORMERLY: BENJAMIN ACQUISITIONS INC.)

INTERIM CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS (EXCEPT SHARE DATA)


                                                                                       MARCH 31,
                                                                                         2003
                                                                                    ----------------
                                                                                        UNAUDITED
                                                                                    ----------------
LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:
Short-term bank credits                                                                           74
Current maturities of long-term loans from banks and others                                      340
Trade payables                                                                                   121
Shareholders                                                                                     372
Other accounts payable and accrued expenses                                                      233
                                                                                    ----------------

Total current liabilities                                                                      1,140
                                                                                    ----------------

LONG-TERM LIABILITIES:
Long-term loans from banks and others                                                            846
Accrued severance pay                                                                             19
Deferred taxes                                                                                    22
                                                                                    ----------------

Total long-term liabilities                                                                      887
                                                                                    ----------------


MINORITY INTEREST                                                                                155
                                                                                    ----------------

STOCKHOLDERS' EQUITY:
Share capital -
  Preferred shares of $ 0.001 par value:
    Authorized - 5,000,000 shares as of March 31, 2003;  Issued and outstanding  - 0 shares
  Common stock of $ 0.001 par value: Authorized - 30,000,000 shares as
    of March 31, 2003; Issued and outstanding - 22,000,000 shares as of March 31, 2003            22
Additional paid-in capital                                                                       867
Accumulated other comprehensive income                                                            27
Accumulated deficit                                                                             (901)
                                                                                    ----------------

Total stockholders' equity                                                                        15
                                                                                    ----------------

Total liabilities and stockholders' equity                                                     2,197
                                                                                    ================


The accompanying notes are an integral part of the consolidated financial statements.

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                          (FORMERLY: BENJAMIN ACQUISITIONS INC.)
--------------------------------------------------------------------------------
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
U.S. DOLLARS IN THOUSANDS (EXCEPT SHARE AND PER SHARE DATA)

                                                                                    THREE MONTHS ENDED
                                                                                         MARCH 31,
                                                                                 --------------------------
                                                                                    2002            2003
                                                                                 -----------    -----------
                                                                                          UNAUDITED
                                                                                 --------------------------
Revenues                                                                                 123            201
Cost of revenues                                                                          79            150
                                                                                 -----------    -----------

Gross profit                                                                              44             51

Operating expenses:
Selling and marketing                                                                     (4)            --
General and administrative                                                              (116)          (132)
                                                                                 -----------    -----------

Operating loss                                                                           (76)           (81)

Financial income (expenses), net                                                           8            (29)
Other expenses                                                                            --            (25)
                                                                                 -----------    -----------

Loss before taxes on income                                                              (68)          (135)
Taxes on income                                                                           --            (14)
                                                                                 -----------    -----------

Loss after taxes on income                                                               (68)          (149)
Equity in earnings of affiliated companies                                                 5             --
Minority interest in losses (earnings) of subsidiaries                                    (1)             7
                                                                                 -----------    -----------

Net loss                                                                                 (64)          (142)
                                                                                 ===========    ===========

Basic and diluted net loss per share                                                  (0.003)        (0.006)
                                                                                 ===========    ===========

Weighted average number of shares used in computing basic and diluted net loss
   per share                                                                      21,266,667     22,000,000
                                                                                 ===========    ===========


The accompanying notes are an integral part of the consolidated financial statements.

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                          (FORMERLY: BENJAMIN ACQUISITIONS INC.)

INTERIM STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS (EXCEPT SHARE DATA)

                                                                                                              ACCUMULATED
                                               NUMBER OF                     ADDITIONAL      RECEIVABLES         OTHER
                                               SHARES OF         SHARE         PAID-IN        ON ACCOUNT     COMPREHENSIVE
                                              COMMON STOCK      CAPITAL        CAPITAL        OF SHARES      INCOME (LOSS)
                                             --------------   -----------  ---------------  --------------  ----------------  -

Balance as of January 1, 2002                 22,000,000               22             867            (220)             (39)

Receipt of receivables on account of
  shares                                              --               --              --             220               --
Foreign currency translation adjustments              --               --              --              --               49
Net loss                                              --               --              --              --               --
                                             -----------      -----------     -----------     -----------      -----------

Total comprehensive loss


Balance as of December 31, 2002               22,000,000               22             867              --               10
Foreign currency translation adjustments
  (unaudited)                                         --               --              --              --               17
Net loss for the period (unaudited)                   --               --              --              --               --
                                             -----------      -----------     -----------     -----------      -----------

Total comprehensive loss


Balance as of March 31, 2003 (unaudited)      22,000,000               22             867              --               27
                                              ===========     ===========     ===========      ===========      ===========



                                                                                    TOTAL
                                             ACCUMULATED      COMPREHENSIVE     STOCKHOLDERS'
                                               DEFICIT             LOSS            EQUITY
                                             -------------   ----------------  ---------------

Balance as of January 1, 2002                        (280)              --              350

Receipt of receivables on account of
  shares                                               --               --              220
Foreign currency translation adjustments               --               49               49
Net loss                                             (479)            (479)            (479)
                                              -----------      -----------      -----------

Total comprehensive loss                                              (430)
                                                               ===========

Balance as of December 31, 2002                      (759)              --              140
Foreign currency translation adjustments
  (unaudited)                                          --               17               17
Net loss for the period (unaudited)                  (142)            (142)            (142)
                                              -----------      -----------      -----------

Total comprehensive loss                                              (125)
                                                               ===========

Balance as of March 31, 2003 (unaudited)             (901)                               15
                                               ===========                       ===========



The accompanying notes are an integral part of the consolidated unaudited financial statements

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                          (FORMERLY: BENJAMIN ACQUISITIONS INC.)

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS


                                                                                 THREE MONTHS ENDED
                                                                                      MARCH 31,
                                                                                 --------------------
                                                                                   2002        2003
                                                                                 --------------------
                                                                                      UNAUDITED
                                                                                 --------------------
Cash flows from operating activities:
 Net loss for the period                                                              (64)       (142)
 Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
 Depreciation and amortization                                                         48          55
 Accrued Interest and Linkage differences on loans, net                                18           9
 Minority interest in losses (earnings) of subsidiaries                                 1          (7)
 Equity in earnings of affiliated companies                                            (5)         --
 Decrease in accrued severance pay, net                                                --           1
 Decrease in trade receivables                                                          4          12
 Decrease in related parties                                                            3          12
 Decrease in other accounts receivable                                                 14           3
 Decrease in inventories                                                               --           3
 Increase in trade payables                                                             3          18
 Increase in deferred taxes                                                            --           3
 Increase (decrease) in other accounts payable and accrued expenses                   (15)         23
                                                                                 --------    --------

 Net cash provided by (used in) operating activities                                    7         (10)
                                                                                 --------    --------

 Cash flows from investing activities
 Purchase of property and equipment                                                   (52)         (2)
 Investment in short-term bank deposits                                                --         (41)
 Short-term loan to shareholder                                                        --         (57)
                                                                                 --------    --------

 Net cash used in investing activities                                                (52)       (100)
                                                                                 --------    --------

 Cash flows from financing activities
 Issuance of shares to minority in subsidiary                                         150          --
 Receipts on account of shares                                                        220          --
 Proceeds from long-term loans                                                         10         197
 Proceeds from long-term loans from shareholders                                       --          43
 Repayment of long-term loans                                                         (59)        (64)
 Short-term bank credit, net                                                           72        (114)
                                                                                 --------    --------

 Net cash provided by financing activities                                            393          62
                                                                                 --------    --------

 Effect of exchange rate changes                                                       (1)          4
                                                                                 --------    --------

 Increase (decrease) in cash and cash equivalents                                     347         (44)
 Cash and cash equivalents at beginning of period                                     376         162
                                                                                 --------    --------

 Cash and cash equivalents at end of period                                           723         118
                                                                                 ========    ========


The accompanying notes are an integral part of the consolidated financial statements.

                                                    HOTEL OUTSOURCING MANAGEMENT
                                             INTERNATIONAL INC. AND SUBSIDIARIES
                                          (FORMERLY: BENJAMIN ACQUISITIONS INC.)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1:-      SIGNIFICANT ACCOUNTING POLICIES

              The significant accounting policies applied in the annual consolidated financial statements of the Company as of December 31, 2002 are applied consistently in these interim consolidated financial statements.


NOTE 2:-      UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

              The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2003.


NOTE 3:-      MATERIAL EVENTS

              In  March  2003,   the  Company  signed   additional   outsourcing
              agreements with three hotels, in New-York, in South Africa and in Israel for a total of approximately 740 units.


NOTE 4:-      SUBSEQUENT EVENTS

              a. In April 2003, the Company signed a 10 year agreement with Bartech EMEA SARL according to which the Company will provide outsource services to hotels on an exclusive basis, in all European and other territories in which Bartech is active using Bartech minibars which the Company will purchase from Bartech.

              b. In May 2003, an additional capital raising of $ 143 was completed in the U.S. subsidiary. The Company provided its share of $ 100 and the minority invested an additional $
                     43. These funds were used to finance the minibars for the New-York hotel. A shareholder of the Company invested during April and May 2003 $ 198 through loans whose terms and repayment schedule were yet to be determined.

              c. In May 2003, the company decided to terminate the operation of minibars in 1 hotel in Eilat and reached an agreement with the hotel. These minibars were sold to a third party. This transaction is not expected to have a material impact on the financial statements.

              d. In May 2003, an amount of $ 193 was received by the Company as a loan from its shareholders. Terms and repayment schedule are yet to be determined. Out of this amount, $100 was invested in the U.S. subsidiary.

              e. In June 2003, the Company signed an agreement with an investor according to which the Company will issue to the investor 1,000,000 shares of Common Stock for $500. After the registration of the Company's shares on the OTCBB Stock Exchange, the Company will resolve to nominate the investor as a director in the Company.

                     It was also decided that the investor, as a director, will be entitled to 1,000,000 Stock Options to be exercised for a fixed price of 50 cents per option. The options will be allocated to the investor on a monthly basis, 40,000 each month, over a period of 25 months and exercisable up to 26 months from date of nomination as director.


                                     - - - -

PART II    INFORMATION NOT REQUIRED IN PROSPECTUS
-------    ------------------------------------------

         Item 24. Indemnification of Directors and Officers Pursuant to Section 145 of the Delaware General Corporation Law, HOMI's Certificate of Incorporation provides that HOMI shall, to the fullest extent permitted by law, indemnify all directors, officers, incorporators, employees and agents of HOMI against liability for certain of their acts. HOMI's Certificate of Incorporation also provides that, with certain exceptions, no director of HOMI will be liable to HOMI for monetary damages as a result of certain breaches of fiduciary duties as a director. Exceptions to this include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, improper declaration of dividends and transactions from which the director derived an improper personal benefit. The Certificate of Incorporation and the By-Laws of HOMI provide that HOMI shall indemnify its officers, directors and certain others to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the General Corporation Law of Delaware provides in pertinent part as follows: (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of he corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner /which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other Court shall deem proper. 40 (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. (d) Any indemnification under subsection (a) and (b) of this section (unless ordered by a court shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by he board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. (e) Expenses (including attorneys' fees) incurred by an officer of director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board deems appropriate. (f) The indemnification and advancement of expense provided by, or granted pursuant to, the subsections of this section shall not be deemed exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors of otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under his section. 41 (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporations as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans' references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and reference to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation, which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section. (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a persons. In accordance with Section 102(b)(7) of the GCL, Article Seven of the Certificate of Incorporation of the Registrant eliminates the personal liability of the Company's directors to HOMI or its stockholders for monetary damages for breach of their fiduciary duties as a director, with certain exceptions set forth in said Section 102(b)(7). Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of HOMI pursuant to the foregoing provisions or otherwise, HOMI has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

Item 25. Expenses of Issuance and Distribution

         The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

Securities and Exchange Commission Registration Fee                  $    306.05
Legal Fees                                                           $   150,000
Accounting  Fees                                                     $    40,000
Printing  and  Engraving                                             $     5,000
Blue  Sky Qualification Fees and Expenses                            $     3,000
Miscellaneous                                                        $     2,500
Transfer Agent Fee                                                   $     3,500
TOTAL                                                                $204,306.05

Item 26. Recent Sales of Unregistered Securities

         On November 11, 2000, HOMI issued a total of 500,000 shares of common stock to 13 founding shareholders for $.001 per share for a total of $500. All investors in this offering were sophisticated investors. The shares bear legends restricting their trading.

         On January 10, 2001, HOMI issued 3,000,000 shares to 10 sophisticated shareholders at $.001 per share for a total of $3,000. These shares were issued as per instructions by Muscum Holding Corp. and HOMI. Muscum Holding and HOMI had entered into a consulting agreement, pursuant to which 3,000,000 shares of HOMI common stock were to be issued to Muscum Holding for consulting services rendered. These 10 shareholders did not pay cash for their shares. Nine of these shareholders were independent contractors working with Muscum Holding Corp., and the tenth was Muscum Holding Corp., itself. The shares were issued directly to the shareholders by HOMI. All investors were sophisticated and had access to HOMI's books and records. These 10 persons are as follows: (1) AIG Private Bank Ltd. 500,000 shares (2) Muscum Holding Ltd. 250,000 shares (3) Hillel Bronstein 400,000 shares (4) Alon Doron 25,000 shares (5) Gershon Livne 62,500 shares (6) Joseph Stabholz, Adv. As trustee for Windway Corp. 512,500 shares (7) KRSL Investment & Management B.V. 125,000 shares (8) Lylan Foundation 125,000 shares
(9) Calderstone Investment Ltd. 568,000 shares (10) Intellectual Property Registrars Limited 432,000 shares

         In October 1, 2001, we issued 200,000 of BTM common stock to Ice Maiden International in exchange for 10% of Batim Bartech. The shares have been valued at $.25 per share.

         In November 2001, HOMI completed a private placement to raise $650,000 and issued a total of 6,500,000 shares of common stock to 64 people at $.10 per share. These shares bear restrictive legends. There was no general solicitation or advertising. All investors were sophisticated and able to bear the economic risk of their respective investments. All such investors had access to HOMI's corporate books.

         On December 28, 2001, HOMI acquired Bartech Mediterranean, Ltd. In exchange for all the outstanding shares of BTM, HOMI issued 12,000,000 shares of HOMI common stock to 9 BTM shareholders on a pro-rata basis. The shares have been valued at $.10 per share.

         Pursuant to a shareholders agreement signed October 2001, in February 2002, BSI transferred to HOS $150,000 for its 30% interest in HOS. Simultaneously, in February 2002, BTM (through Hila) paid $350,000 to HOS for a 70% interest in HOS. These funds were, collectively, the initial capitalization of HOS. In November 2002 and again in February 2003, BTM (through Hila) invested $100,000 and BSI invested $43,000 in HOS. Additional shares were issued to each party so as to maintain each party's 70% and 30% interest in HOS, respectively.

         On June 2003, HOMI issued 1,000,000 shares of its common stock at $.50 per share to Mr. Rodia Mihali. These shares bear a restrictive legend. Mr.
Mihali is registering 250,000 shares in this offering. HOMI has agreed to nominate Mr. Mihali to its board of directors and if elected, to issue him 1,000,000 options to purchase common stock at $.50 per share. The options will be issued 40,000 per month for 25 months and expire 30 days after the last issuance.

         Each of these offerings was conducted pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. All shares of common stock bear legends restricting the trading of such shares.

                                    EXHIBITS

Item 27.

3.1 Certificate of Incorporation.**

3.1A Certificate of Amendment to Certificate of Incorporation**

3.2 By-Laws.**

4.1 Specimen Certificate of Common Stock.**

5.0 Opinion of Counsel.

10.1 BTM-BSI Agreement for Israel, Jordan and Turkey***+

10.2 BTM-BSI Agreement for South Africa***+

10.3 HOS-BTM Stock Purchase Agreement***+

10.4 HOS-BTM Stockholders' Agreement***+

10.5 HOS-BTM Option***

10.6 HOS Purchase Option Agreement***

10.7 Bank Leumi Credit Agreement***

10.8 Bank Leumi Promissory Note***

10.9 Bank Leumi Security Agreement***

10.10 Assignment by BTM to Protel Bilgisayar Limited Sirketi *+

10.11 Agreement between BTM and Intercontinental Hotels Corporation+

10.12 Strategic Alliance between Bartech E.M.E.A SARL and HOMI

10.13 Consulting Agreement between BTM and Muscum Holding Corp.

10.14 Employment Agreement between HOS and Ariel Almog

10.15 Employment Agreement between HOS and Jacob Ronnel

10.16 Agreement with Rodia Mihali

21.0 Subsidiaries***

24.0 Accountant's Consent to Use Opinion.

24.1 Counsel's Consent to Use Opinion.*

24.5 Acquisition Agreement between Benjamin Acquisitions, Inc. and Bartech Mediterranean International, Ltd. **

*   Included in Opinion of Counsel

**  Included in initial filing of registration statement on Form SB-2.

*** Included in Amendment No. 1 to registration statement on Form SB-2.

*+  Included in Amendment No. 2 to registration statement on Form SB-2.

+   We have applied for confidential treatment for portions of these exhibits.


Item 28. Undertakings

The registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Tel Aviv, Israel on July 2, 2003.

HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.

/s/ Jacob Ronnel

BY: ___________________________________
Jacob Ronnel, CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



/s/ Jacob Ronnel                                     Dated July 2, 2003
--------------------------------
Jacob Ronnel, Chief Executive Officer,
President, Director, Chief Financial
Officer


/s/ Ariel Almog                                      Dated July 2, 2003
--------------------------------
Ariel Almog,
Vice President, Secretary, Director


/s/ Zeev Danziger                                    Dated July 2, 2003
--------------------------------
Zeev Danziger Director